Exhibit 10.1(a)

CREDIT AGREEMENT

Dated as of September 19, 2005

Among

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as the Lenders

and

BANK OF AMERICA, N.A.

as the Agent

BANC OF AMERICA SECURITIES LLC

as the Sole Lead Arranger and Sole Book Manager

and

SPANSION LLC

as the Borrower

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(continued)

(continued)

(Continued)

(Continued)

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A	-	DEFINED TERMS
EXHIBIT A	-	FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C	-	FORM OF NOTICE OF BORROWING
EXHIBIT D	-	FORM OF NOTICE OF CONTINUATION/CONVERSION
EXHIBIT E	-	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT F	-	HIGH YIELD NOTES TERM SHEET
EXHIBIT G	-	PREFERRED STOCK TERM SHEET

SCHEDULE A-1 – APPROVED RESTRUCTURING
SCHEDULE C-1 – LENDERS’ COMMITMENTS
SCHEDULE E-1 – ELIGIBLE FOREIGN ACCOUNT DEBTORS

SCHEDULE F-1 – FAB 25 FACILITY
SCHEDULE 6.3 – ORGANIZATION AND QUALIFICATIONS
SCHEDULE 6.4 – CORPORATE NAME; PRIOR TRANSACTIONS
SCHEDULE 6.5 – SUBSIDIARIES AND AFFILIATES
SCHEDULE 6.7 – CAPITALIZATION
SCHEDULE 6.9 – DEBT
SCHEDULE 6.10 – DISTRIBUTIONS
SCHEDULE 6.11 – REAL ESTATE; LEASES
SCHEDULE 6.13 – TRADE NAMES
SCHEDULE 6.14 – LITIGATION
SCHEDULE 6.16 – ENVIRONMENTAL LAW
SCHEDULE 6.19 – ERISA COMPLIANCE
SCHEDULE 6.23 – COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES
SCHEDULE 6.26 – MATERIAL AGREEMENTS
SCHEDULE 6.27 – BANK ACCOUNTS
SCHEDULE 7.15 – AFFILIATE TRANSACTIONS

v

CREDIT AGREEMENT

This Credit Agreement, dated as of September 19, 2005, (this “Agreement”) among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Bank of America, N.A. with an office at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, as agent for the Lenders (in its capacity as agent, the “Agent”), Spansion LLC, a Delaware limited liability company, with offices at 915 DeGuigne Drive, P.O. Box 3453, Sunnyvale, California 94088 (the “Borrower”), and following the Approved Restructuring, Spansion, Inc., a Delaware corporation (“Parent”). With respect to Parent, all representations and warranties made by it and terms and conditions by which it is bound, shall be deemed to apply to Parent at all times after the Approved Restructuring.

W I T N E S S E T H:

WHEREAS, the Borrower has requested the Lenders to make available to the Borrower a revolving line of credit for loans and letters of credit in an amount not to exceed $175,000,000, and which extensions of credit the Borrower will use for the purposes permitted hereunder;

WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference;

WHEREAS, the Lenders have agreed to make available to the Borrower a revolving credit facility upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrower hereby agree as follows.

ARTICLE 1

LOANS AND LETTERS OF CREDIT

1.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $175,000,000 (the “Total Facility”) to the Borrower from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit described herein.

1.2 Revolving Loans.

(a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8, each Lender severally, but not jointly, agrees, upon the Borrower’s request from time to time on any Business Day during the period from the Closing Date to the Termination

Date, to make revolving loans (the “Revolving Loans”) to the Borrower in amounts not to exceed such Lender’s Pro Rata Share of Availability, except for Non-Ratable Loans and Agent Advances. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstandings would exceed Availability after giving effect to any Borrowing, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).

(b) Procedure for Borrowing.

(1) Each Borrowing shall be made upon the Borrower’s irrevocable written notice delivered to the Agent in the form of a notice of borrowing (“Notice of Borrowing”), which must be received by the Agent prior to (i) 12:00 noon (Los Angeles time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) 11:00 a.m. (Los Angeles time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

(A) the amount of the Borrowing, which in the case of a LIBOR Rate Loan must equal or exceed $1,000,000 (and increments of $1,000,000 in excess of such amount);

(B) the requested Funding Date, which must be a Business Day;

(C) whether the Revolving Loans requested are to be Base Rate Revolving Loans or LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a Base Rate Revolving Loan); and

(D) the duration of the Interest Period for LIBOR Revolving Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

provided, however, that with respect to the Borrowing to be made on the Closing Date, such Borrowing will consist of Base Rate Revolving Loans only.

(2) In lieu of delivering a Notice of Borrowing, the Borrower may give the Agent telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

(3) The Borrower shall have no right to request a LIBOR Rate Loan while a Default or Event of Default has occurred and is continuing.

(c) Reliance upon Authority. Prior to the Closing Date, the Borrower shall deliver to the Agent, a notice setting forth the account of the Borrower (“Designated Account”) to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder. The Borrower may designate a replacement account from time to time by written notice. All such Designated Accounts must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person’s request for Revolving Loans on behalf of the Borrower, so long as the proceeds thereof are to be transferred to the Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrower to make such requests on its behalf.

(d) No Liability. The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Sections 1.2(b) and (c), which the Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrower to request Revolving Loans on its behalf. The crediting of Revolving Loans to the Designated Account conclusively establishes the obligation of the Borrower to repay such Revolving Loans as provided herein.

(e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable. The Borrower shall be bound to borrow the funds requested therein in accordance therewith.

(f) Agent’s Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect to have the terms of Section 1.2(g) or the terms of Section 1.2(h) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(h), the terms of Section 1.2(g) shall apply to the requested Borrowing.

(g) Making of Revolving Loans. If Agent elects to have the terms of this Section 1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to the account from time to time designated by Agent, not later than 12:00 noon (Los Angeles time) on the applicable Funding Date. After the Agent’s receipt of all proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Funding Date by transferring same day funds to the Designated Account; provided, however, that the amount of Revolving Loans so made on any date shall not exceed the Availability on such date.

(h) Making of Non-Ratable Loans.

(A) If Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(h) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the Borrower on the applicable Funding Date by transferring same day funds to Borrower’s Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section is herein referred to as a “Non-Ratable Loan”, and such Revolving Loans are collectively referred to as the “Non-Ratable Loans.” Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $10,000,000. The Agent shall not request the Bank to make any Non-Ratable Loan if (1) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (2) the requested Borrowing would exceed Availability on that Funding Date.

(B) The Non-Ratable Loans shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

(ii) Agent Advances.

(A) Subject to the limitations set forth below, the Agent is authorized by the Borrower and the Lenders, from time to time in the Agent’s sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in Article 8 have not been satisfied, to make Base Rate Revolving Loans to the Borrower on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed 5% of the Borrowing Base which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 13.7 (any of such advances are herein referred to as “Agent Advances”); provided, that, the Majority Lenders may at any time revoke the Agent’s authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof.

(B) The Agent Advances shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

1.3 Intentionally Deleted.

1.4 Letters of Credit.

(a) Agreement to Issue or Cause To Issue. Subject to the terms and conditions of this Agreement, the Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of the Borrower one or more commercial/documentary and standby letters of credit (“Letter of Credit”) and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to Agent, which issues a Letter of Credit for the account of the Borrower (any such credit support or enhancement being herein referred to as a “Credit Support”) from time to time during the term of this Agreement.

(b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would exceed Availability at such time; or (iii) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit. With respect to any Letter of Credit which contains any “evergreen” or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this Section 1.4 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

(c) Other Conditions. In addition to conditions precedent contained in Article 8, the obligation of the Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

(1) The Borrower shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer; and

(2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

(d) Issuance of Letters of Credit.

(1) Request for Issuance. Borrower must notify the Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit.

(2) Responsibilities of the Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility and Availability. If (i) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would not exceed Availability, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

(3) No Extensions or Amendment. The Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.4 are met as though a new Letter of Credit were being requested and issued.

(e) Payments Pursuant to Letters of Credit. The Borrower agrees to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

(f) Indemnification; Exoneration; Power of Attorney.

(1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.4, the Borrower agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which any Lender or the Agent (other than a Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith. The Borrower’s obligations under this Section shall survive payment of all other Obligations. Nothing contained in this Agreement is intended to limit or waive the Borrower’s rights, if any, with respect to the Letter of Credit Issuer which arise by operation of law or as a result of the letter of credit application and related documents executed by and between the Borrower and the Letter of Credit Issuer.

(2) Assumption of Risk by the Borrower. As among the Borrower, the Lenders, and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the Letter of Credit Issuer’s honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 1.4(f).

(3) Exoneration. Without limiting the foregoing, no action or omission whatsoever by Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of Agent or and Lender to the Borrower, or relieve the Borrower of any of its obligations hereunder to any such Person.

(4) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit the Borrower’s rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the Borrower and the Letter of Credit Issuer.

(5) Account Party. The Borrower hereby authorizes and directs any Letter of Credit Issuer to name the Borrower as the “Account Party” therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

(g) Supporting Letter of Credit; Other Acceptable Collateral. If, notwithstanding the provisions of Section 1.4(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, a standby letter of credit (a “Supporting Letter of Credit”) or other collateral acceptable to Agent (“Other Acceptable Collateral”). The Supporting Letter of Credit and Other Acceptable Collateral shall be in form and substance satisfactory to the Agent, and, in the case of the Supporting Letter of Credit, shall be issued by an issuer satisfactory to the Agent. The Supporting Letter of Credit and Other

Acceptable Collateral shall be in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support. The Agent shall be entitled to draw, in the case of the Supporting Letter of Credit, or apply, in the case of Other Acceptable Collateral, amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit or Other Acceptable Collateral shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

1.5 Bank Products. The Borrower may request and the Agent may, in its sole and absolute discretion, arrange for the Borrower to obtain from the Bank or the Bank’s Affiliates Bank Products although the Borrower is not required to do so. If Bank Products are provided by an Affiliate of the Bank, the Borrower agrees to indemnify and hold the Agent, the Bank and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, the Bank or any of the Lenders which arise from any indemnity given by the Agent to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit the Borrower’s rights, with respect to the Bank or its Affiliates, if any, which arise as a result of the execution of documents by and between the Borrower and the Bank which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Borrower acknowledges and agrees that the obtaining of Bank Products from the Bank or the Bank’s Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank’s Affiliates, and (b) is subject to all rules and regulations of the Bank or the Bank’s Affiliates.

ARTICLE 2

INTEREST AND FEES

2.1 Interest.

(a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margin as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

(i) For all Base Rate Loans and other Obligations (other than LIBOR Rate Loans, Bank Products or Letters of Credit) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

(ii) For all LIBOR Rate Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.

To the extent that at any time of determination the Aggregate Revolver Outstandings exceeds the amount of the Eligible Accounts Component at such time (as determined by the Agent), then such excess shall bear interest at a fluctuating rate per annum equal to the otherwise applicable rate of interest set forth in clauses (i) and (ii) of the preceding sentence, plus 0.50%. Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). The Borrower shall pay to the Agent, for the ratable benefit of Lenders, interest accrued on all Base Rate Loans in arrears on the first day of each month hereafter and on the Termination Date. The Borrower shall pay to the Agent, for the ratable benefit of Lenders, interest on all LIBOR Rate Loans in arrears on each LIBOR Interest Payment Date.

(b) Default Rate. If any Default or Event of Default occurs and is continuing and the Agent or the Required Lenders in their discretion so elect, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

2.2 Continuation and Conversion Elections.

(a) The Borrower may:

(i) elect, as of any Business Day, in the case of Base Rate Loans to convert any Base Rate Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

(ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that, if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans; provided further, that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

(b) The Borrower shall deliver a notice of continuation/conversion (“Notice of Continuation/Conversion”) to the Agent not later than 12:00 noon (Los Angeles time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

(i) the proposed Continuation/Conversion Date;

(ii) the aggregate amount of Loans to be converted or renewed;

(iii) the type of Loans resulting from the proposed conversion or continuation; and

(iv) the duration of the requested Interest Period, provided, however, the Borrower may not select an Interest Period that ends after the Stated Termination Date.

(c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

(d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

(e) There may not be more than 6 different LIBOR Rate Loans in effect hereunder at any time.

2.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

2.4 Closing Fee. The Borrower agrees to pay the Agent on the Closing Date a closing fee (the “Closing Fee”) as set forth in the Fee Letter.

2.5 Unused Line Fee. On the first day of each month and on the Termination Date the Borrower agrees to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “Unused Line Fee”) equal to the Applicable Margin per annum times the amount by which the Maximum Revolver Amount (or prior to November 19, 2005, $140,000,000) exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the Borrower’s Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.

2.6 Letter of Credit Fee. The Borrower agrees to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the “Letter of Credit Fee”) equal to the Applicable Margin per annum and to Agent for the benefit of the Letter of Credit Issuer a fronting fee of one-eighth percent (0.125%) per annum (subject to change upon written notice by the Agent) of the undrawn face amount of each Letter of Credit, and to the Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

ARTICLE 3

PAYMENTS AND PREPAYMENTS

3.1 Revolving Loans. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand the Borrower shall pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceeds the lesser of the Borrowing Base or the Maximum Revolver Amount.

3.2 Termination of Facility. The Borrower may terminate this Agreement upon at least ten (10) Business Days’ notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit, (b) the payment in full in cash of all reimbursable expenses and other Obligations, and (c) with respect to any LIBOR Rate Loans prepaid, payment of the amounts due under Section 4.4, if any.

3.3 Intentionally Deleted.

3.4 Intentionally Deleted.

3.5 LIBOR Rate Loan Prepayments. In connection with any prepayment, if any LIBOR Rate Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrower shall pay to the Lenders the amounts described in Section 4.4.

3.6 Payments by the Borrower.

(a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Los Angeles time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

(b) Subject to the provisions set forth in the definition of “Interest Period”, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

3.7 Payments as Revolving Loans. At the election of Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder, may be paid from the proceeds of Revolving Loans made hereunder. The Borrower hereby irrevocably authorizes the Agent to charge the Loan Account for the purpose of paying all amounts from time to time due hereunder and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances).

3.8 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to Agent and the Letter of Credit Issuer and except as provided in Section 11.1(b). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement:

first, to pay any fees, indemnities or expense reimbursements then due to the Agent from the Borrower;

second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower;

third, to pay interest due in respect of all Loans, including Non-Ratable Loans and Agent Advances;

fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances;

fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit;

sixth, to pay an amount to Agent equal to all outstanding Obligations in respect of Letters of Credit to be held as cash collateral for such Obligations; and

seventh, to the payment of any other Obligation (including any amounts relating to Bank Products) due to the Agent or any Lender by the Borrower.

Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrower shall pay LIBOR breakage losses in accordance with Section 4.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

3.9 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, the Bank or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrower shall be liable to pay to the Agent and the Lenders, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent’s and the Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.9 shall survive the termination of this Agreement.

3.10 Agent’s and Lenders’ Books and Records; Monthly Statements. The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Loans in its books and records. Failure by Agent or any Lender to make such notation shall not affect the obligations of the Borrower with respect to the Loans or the Letters of Credit.

The Borrower agrees that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 3.8 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

ARTICLE 4

TAXES, YIELD PROTECTION AND ILLEGALITY

4.1 Taxes.

(a) Any and all payments by the Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

(b) The Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor.

(c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

(i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii) the Borrower shall make such deductions and withholdings;

(iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv) the Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

(d) At the Agent’s request, within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

(e) If the Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

4.2 Illegality.

(a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Lender to the Borrower through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until that Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

(b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Rate Loans. If the Borrower is required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

4.3 Increased Costs and Reduction of Return.

(a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

(b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

4.4 Funding Losses. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a) the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

(b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

(c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans on a day that is not the last day of the relevant Interest Period;

including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

4.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

4.6 Certificates of Agent. If any Lender claims reimbursement or compensation under this Article 4, Agent shall determine the amount thereof and shall deliver to the Borrower (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

4.7 Survival. The agreements and obligations of the Borrower in this Article 4 shall survive the payment of all other Obligations.

ARTICLE 5

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

5.1 Books and Records. The Borrower and Parent shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of their transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Borrower and Parent shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Borrower and Parent shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

5.2 Financial Information. The Borrower and Parent shall promptly furnish to each Lender, all such financial information as the Agent shall reasonably request. With respect to balance sheets, statements of income, cash flow statement, forecasts, and other financial records to be delivered pursuant to Subsections (a) through (f) below, following the Approved Restructuring and so long as Parent maintains the consolidated financial recordkeeping for itself, the Borrower and their Subsidiaries, references to any such financial record “of the Borrower and its Subsidiaries, or Parent and its Subsidiaries” (or a similar statement) shall be deemed to refer solely to the applicable financial records of Parent and its Subsidiaries. Without limiting the foregoing, the Borrower and Parent will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

(a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited and consolidating unaudited balance sheets, and income statements, cash flow statements and changes in members’ or shareholder’s, as applicable, equity for the Borrower and its Subsidiaries, or Parent and its Subsidiaries, as applicable, for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Borrower and its consolidated Subsidiaries or Parent and its Subsidiaries, as applicable, as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants selected by the Borrower or Parent, as applicable, and reasonably satisfactory to the Agent. Parent and the Borrower hereby authorize the Agent to communicate directly with its certified public accountants (so long as a Responsible Officer has been given a reasonable opportunity to be present during such communications) and, by this provision, authorize those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Borrower or Parent, as applicable, and to discuss directly with the Agent the finances and affairs of the Borrower or Parent, as applicable (so long as a Responsible Officer has been given a reasonable opportunity to be present during such communications).

(b) As soon as available, but in any event not later than thirty (30) days after the end of each month, consolidated and consolidating unaudited balance sheets of the Borrower and its consolidated Subsidiaries, or Parent and its consolidated Subsidiaries, as applicable, as at the end of such month, and consolidated and consolidating unaudited income statements and consolidated unaudited cash flow statements for the Borrower and its consolidated Subsidiaries, or Parent and its consolidated Subsidiaries, as applicable, for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrower and its consolidated Subsidiaries, or Parent and its Subsidiaries, as applicable, as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year, and prepared in accordance with GAAP (except for entries customarily made at the end of each fiscal quarter) applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a).

(c) As soon as available, but in any event not later than forty-five (45) days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, consolidated and consolidating unaudited balance sheets of the Borrower and its consolidated Subsidiaries, or Parent and its consolidated Subsidiaries, as applicable, as at the end of such quarter, and consolidated and consolidating unaudited statements of income and expense and a consolidated unaudited statement of cash flows for the Borrower and its Subsidiaries or Parent and its Subsidiaries, as applicable, for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the financial position and results of operation of the Borrower and its Subsidiaries or Parent and its Subsidiaries, as applicable, as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the Borrower’s or Parent’s as applicable, budget, prepared in accordance with GAAP applied consistent with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Borrower or Parent, as applicable, shall certify by a certificate signed by its chief financial officer or vice president of finance (or any other officer, acceptable to Agent, having similar responsibility and authority) that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the Borrower’s or Parent’s as applicable, financial position as at the dates thereof and its results of operations for the periods then ended.

(d) [Intentionally deleted].

(e) With each of the annual audited Financial Statements delivered pursuant to Section 5.2(a), and within forty-five (45) days after the end of each fiscal quarter a certificate of the chief financial officer or vice president of finance (or any other officer, acceptable to Agent, having similar responsibility and authority) of the Borrower or Parent, as applicable, setting forth in reasonable detail the calculations required to establish that the Borrower or Parent, as applicable, was in compliance with the covenant set forth in Section 7.23 during the period covered in such Financial Statements and as at the end thereof. Within forty-five (45) days after the end of each fiscal quarter, a certificate of the chief financial officer (or any other officer, acceptable to Agent, having similar responsibility and authority) of the Borrower or Parent, as applicable, stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrower and Parent contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) the Borrower and Parent are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents, and (C) no Default or Event of Default then exists or existed during the period covered by the Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrower and Parent have taken or propose to take with respect thereto.

(f) No later than ninety (90) days after the beginning of each Fiscal Year, annual forecasts (to include domestic forecasted consolidated balance sheets, income statements and cash flow statements) for the Borrower and its Subsidiaries or Parent and its Subsidiaries as at the end of and for each quarter of such Fiscal Year.

(g) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Pension Plan other than a Multiemployer Plan.

(h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by Parent, the Borrower or any of their Subsidiaries with the SEC under the Exchange Act, and all reports, notices, or statements sent or received by Parent, the Borrower or any of their Subsidiaries to or from the holders of any equity interests of the Borrower or Parent, as applicable, (other than routine non-material correspondence sent by shareholders of the Borrower or Parent, as applicable, to the Borrower or Parent, as applicable) or any such Subsidiary or of any Debt of Parent, the Borrower or any of their Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

(i) As soon as available, but in any event not later than 15 days after the Borrower’s or Parent’s receipt thereof, a copy of all management reports and management letters prepared for the Borrower or Parent, as applicable, by any independent certified public accountants of the Borrower or Parent, as applicable.

(j) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Borrower or Parent, as applicable, makes available to its shareholders.

(k) If requested by the Agent, promptly after filing with the IRS, a copy of each tax return filed by Parent, the Borrower or by any of their Subsidiaries.

(l) As soon as available, but in any event within fifteen (15) days after the end of each month (for such month), a Borrowing Base Certificate and supporting information in accordance with Section 9 of the Security Agreement, provided, however, that notwithstanding the foregoing, in the event that in any fiscal quarter of Borrower, commencing after March 31, 2006, there are no Revolving Loans made in such quarter, and there exists no Default or Event of Default in such quarter, then the Borrower shall not be required to deliver Borrowing Base Certificates on a monthly basis, but instead shall be required to deliver them on a quarterly basis within fifteen (15) days after the end of each such quarter.

(m) Within fifteen (15) days after the end of each month (for such month), a Domestic Cash Report.

(n) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower or any of its Subsidiaries or the Parent or any of its Subsidiaries.

5.3 Notices to the Lenders. The Borrower or Parent shall notify the Agent and the Lenders in writing of the following matters at the following times:

(a) Promptly, but in any event within one Business Day after becoming aware of any Default or Event of Default;

(b) Promptly after becoming aware of the assertion by the holder of any Capital Stock of the Borrower or of any of its Subsidiaries or Parent or of any of its Subsidiaries or the holder of any Debt of the Borrower or any of its Subsidiaries or of Parent or any of its Subsidiaries in a face amount in excess of $1,000,000 that a default exists with respect thereto or that such Person is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

(c) Promptly after becoming aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

(d) Promptly after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

(e) Promptly after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting Parent, the Borrower or any of their Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

(f) Promptly after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting Parent, the Borrower or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

(g) Promptly after receipt of any notice of any violation by Parent, the Borrower or any of their Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that any such Person is not in compliance with any Environmental Law or is investigating any such Person’s compliance therewith;

(h) Promptly after receipt of any written notice that Parent, the Borrower or any of their Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that Parent, the Borrower, or any of their Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, could reasonably be expected to cause a Material Adverse Effect;

(i) Promptly after receipt of any written notice of the imposition of any Environmental Lien against any property of Parent, the Borrower or any of their Subsidiaries;

(j) Any change in the Borrower’s name, state of organization, locations of Collateral, or form of organization, trade names under which the Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto; or

(k) Within ten (10) Business Days after Parent or the Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that Parent, the Borrower, their Subsidiaries, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

ARTICLE 6

GENERAL WARRANTIES AND REPRESENTATIONS

Parent and the Borrower (jointly and severally) warrant and represent to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Required Lenders in writing:

6.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each of Parent and the Borrower has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. Each of Parent and the Borrower has taken all necessary action (including obtaining approval of its members if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan

Documents to which each is a party have been duly executed and delivered by the Borrower or Parent, as applicable, and constitute the legal, valid and binding obligations of the Borrower or Parent, as applicable, enforceable against it in accordance with their respective terms. Parent’s and the Borrower’s execution, delivery, and performance of this Agreement and the other Loan Documents to which each is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of the Borrower, Parent or any of their Subsidiaries, by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which the Borrower or Parent is a party or which is binding upon such Person, (b) any Requirement of Law applicable to Parent, the Borrower or any of their Subsidiaries, or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of such Person, the Borrower or any of their Subsidiaries.

6.2 Validity and Priority of Security Interest. The provisions of this Agreement, the Mortgage(s), and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified in clauses (c), (d), (e), (g), (h), and (k), of the definition of Permitted Liens securing all the Obligations, and enforceable against the Borrower and all third parties.

6.3 Organization and Qualification. The Borrower and Parent, each (a) is duly organized or incorporated and validly existing in good standing under the laws of the state of its organization or incorporation, (b) is qualified to do business and is in good standing in the jurisdictions set forth on Schedule 6.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business and (c) has all requisite power and authority to conduct its business and to own its property.

6.4 Corporate Name; Prior Transactions. Except as set forth on Schedule 6.4, the Borrower has not, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

6.5 Subsidiaries and Affiliates. Schedule 6.5 is a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower’s Subsidiaries and other Affiliates as of the Closing Date. Following the Approved Restructuring, the revised Schedule 6.5 delivered to Agent by Parent shall set forth a correct and complete list of the name and relationship to Parent of each and all of the Parent’s Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization set forth on Schedule 6.5, and (b) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Subsidiary’s business, operations, prospects, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

6.6 Financial Statements and Projections.

(a) The Borrower has delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in members’ equity for the Borrower and its consolidated Subsidiaries as of December 26, 2004 accompanied by the report thereon of the Borrower’s independent certified public accountants, Ernst & Young LLP. The Borrower has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Borrower and its consolidated Subsidiaries as of June 26, 2005. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Borrower and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

(b) The Latest Projections when submitted to the Lenders as required herein represent Parent’s and the Borrower’s best estimate of the future financial performance of Parent, the Borrower and their consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which Parent and the Borrower believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

6.7 Capitalization. Schedule 6.7 sets forth, as of the Closing Date, all of the authorized and issued Capital Stock of the Borrower and the beneficial and record owners thereof. All outstanding Capital Stock of the Borrower has been validly issued and is fully paid and non-assessable to the extent such concepts are applicable to the Borrower.

6.8 Solvency. The Borrower is Solvent prior to and after giving effect to the Borrowings to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date. Borrower shall remain Solvent during the term of this Agreement. As of the Approved Restructuring, Parent will be Solvent, and shall remain Solvent at all times thereafter during the term of this Agreement

6.9 Debt. After giving effect to the Revolving Loans to be made on the Closing Date, the Borrower and its Subsidiaries have no Debt, except Debt permitted by Section 7.13.

6.10 Distributions. Except as set forth on Schedule 6.10 or as permitted by Section 7.10, since December 31, 2004 no Distribution has been declared, paid, or made upon or in respect of any Capital Stock of the Borrower or any of its Subsidiaries.

6.11 Real Estate; Leases. Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by the Borrower and all Real Estate owned by any of its Subsidiaries, all leases and subleases of real property held by the Borrower as lessee or sublessee, and all leases and subleases of real property held by the Borrower as lessor, or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists, in each case other than such as could not reasonably be expected to have a Material Adverse Effect. The Borrower has good and marketable title in fee simple to the Real Estate identified on Schedule 6.11 as owned by the Borrower, or valid leasehold interests in all Real Estate designated therein as “leased” by the Borrower and the Borrower has good, indefeasible, and merchantable title to all of its other property reflected on the June 26, 2005 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens. Following the Approved Restructuring, the revised Schedule 6.11 delivered to Agent by Parent shall set forth, as of the closing date of the Approved Restructuring, a correct and complete list of all Real Estate owned by Parent and all Real Estate owned by any of its Subsidiaries, all leases and subleases of real property held by Parent or the Borrower as lessee or sublessee, and all leases and subleases of real property held by Parent and the Borrower as lessor, or sublessor. Following the Approved Restructuring, Parent shall have good and marketable title in fee simple to the Real Estate identified on Schedule 6.11 as owned by the Parent, or valid leasehold interests in all Real Estate designated therein as “leased” by Parent and Parent will have good, indefeasible, and merchantable title to all of its other property reflected on the Financial Statements delivered to the Agent and the Lenders on or about the closing date of the Approved Restructuring, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.

6.12 Intentionally Deleted.

6.13 Trade Names. All trade names or styles under which the Borrower or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 6.13. Following the Approved Restructuring, the revised Schedule 6.13 delivered to Agent by Parent shall list all trade names or styles under which Parent or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable.

6.14 Litigation. Except as set forth on Schedule 6.14, there is no pending, or to the best of the Borrower’s and Parent’s knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of the Borrower’s and Parent’s knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

6.15 Labor Disputes. As of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of Parent, the Borrower or any of their domestic Subsidiaries, (b) to Borrower’s and Parent’s knowledge, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of Parent, the Borrower or any of their domestic Subsidiaries or for any similar purpose, and (c) there is no pending or (to the best of the Borrower’s and Parent’s knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting Parent, the Borrower or their domestic Subsidiaries or their employees.

6.16 Environmental Laws. Except as otherwise disclosed on Schedule 6.16:

(a) Parent, the Borrower and their Subsidiaries have complied in all material respects with all Environmental Laws except such as could not reasonably be expected to have a Material Adverse Effect, and neither Parent, nor the Borrower nor any of their Subsidiaries nor any of its presently owned real property or presently conducted operations, nor its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

(b) Parent, the Borrower and their Subsidiaries have obtained or have the right to use all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and Parent, the Borrower and their Subsidiaries are in compliance with all material terms and conditions of such permits.

(c) Neither Parent, nor the Borrower nor any of their Subsidiaries, nor, to the best of Parent’s or the Borrower’s knowledge, any of its predecessors in interest, has, in material violation of applicable law, stored, treated or disposed of any hazardous waste.

(d) Neither Parent, nor the Borrower nor any of their Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

(e) To the best of the Borrower’s and Parent’s knowledge, none of the present or past operations of Parent, the Borrower and their Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

(f) There is not now, nor to the best of the Borrower’s and Parent’s knowledge has there ever been on or in the Real Estate:

(1) any underground storage tanks or surface impoundments,

(2) any asbestos-containing material, or

(3) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

(g) Neither Parent, nor the Borrower nor any of their Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment which spill, Release, or discharge could reasonably be expected to cause a Material Adverse Effect.

(h) Neither Parent, nor the Borrower nor any of their Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on Parent, the Borrower or any of their Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

(i) None of the products manufactured, distributed or sold by Parent, the Borrower or any of their Subsidiaries contain asbestos containing material.

(j) No Environmental Lien has attached to the Real Estate.

6.17 No Violation of Law. Neither Parent, nor the Borrower nor any of their Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

6.18 No Default. Neither Parent, the Borrower nor any of their Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which Parent, the Borrower or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

6.19 ERISA Compliance. Except as specifically disclosed in Schedule 6.19:

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or may rely upon an opinion letter from the IRS and to the best knowledge of the Borrower and Parent, nothing has occurred which would cause the loss of such qualification. No Plan is a Pension Plan and neither Parent, nor Borrower has any liability under Title IV of ERISA with respect to any Pension Plan of an ERISA Affiliate. No ERISA Event has occurred or is reasonably expected to occur.

(b) There are no pending or, to the best knowledge of Borrower and Parent, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

6.20 Taxes. Parent, the Borrower and their Subsidiaries have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien.

6.21 Regulated Entities. None of Parent, the Borrower, any Person controlling the Borrower, or any Subsidiary of Parent or Borrower, is an “Investment Company” within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

6.22 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely to refinance existing indebtedness and for working capital purposes. Neither the Borrower nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

6.23 Copyrights, Patents, Trademarks and Licenses, etc. Each of Parent and the Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person, other than any such conflict which could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of Parent and the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Parent, the Borrower or any of their Subsidiaries infringes upon any rights held by any other Person, other than such as could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 6.23, to the best knowledge of Parent and the Borrower, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of Parent and the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

6.24 No Material Adverse Change. No Material Adverse Effect has occurred since the latest date of the Financial Statements delivered to the Lenders.

6.25 Full Disclosure. None of the representations or warranties made by Parent, the Borrower or any of their Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Parent, the Borrower or any AMD or Parent Subsidiaries in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

6.26 Material Agreements. Schedule 6.26 hereto sets forth as of the Closing Date all material agreements and contracts to which Parent, the Borrower or any of their Subsidiaries is a party or is bound as of the date hereof which AMD (prior to the Approved Restructuring) or Parent (after the Approved Restructuring) is required to disclose to the SEC in accordance with the Exchange Act.

6.27 Bank Accounts. Schedule 6.27 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by the Borrower with any bank or other financial institution.

6.28 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or (other than UCC financing statement filings and recordation of the Mortgages) enforcement against, Parent, the Borrower or any of their Subsidiaries of this Agreement or any other Loan Document.

ARTICLE 7

AFFIRMATIVE AND NEGATIVE COVENANTS

Parent and the Borrower (jointly and severally) covenant to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

7.1 Taxes and Other Obligations. Parent and the Borrower shall, and shall cause each of their Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it, subject to applicable subordination agreements, and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, neither Parent, nor the Borrower, nor any of their Subsidiaries need pay any tax, fee, assessment, or governmental charge (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which Parent, the Borrower or such Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

7.2 Legal Existence and Good Standing. Except as specifically provided in the definition of “Approved Restructuring”, Parent, and the Borrower shall, and shall cause each of their Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

7.3 Compliance with Law and Agreements; Maintenance of Licenses. Parent and the Borrower shall comply, and shall cause each of their Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws), except such as may be contested in good faith by appropriate proceedings diligently pursued. Except as specifically disclosed in Schedule 6.16, Parent and the Borrower shall, and shall cause each of their Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business. Except as specifically provided in the definition of “Approved Restructuring”, neither Parent nor the Borrower shall modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

7.4 Maintenance of Property; Inspection of Property.

(a) Parent and the Borrower shall, and shall cause each of their Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

(b) Parent and the Borrower shall permit representatives and independent contractors of the Agent (at the expense of the Borrower not to exceed four (4) times per year unless an Event of Default has occurred and is continuing) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to either Parent or the Borrower; provided, however, when an Event of Default exists, the Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

7.5 Insurance.

(a) The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A-VII or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage. Without limiting the foregoing, in the event that any improved Real Estate covered by the Mortgage(s) is determined to be located within an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area (“SFHA”), the Borrower shall purchase and maintain flood insurance on the improved Real Estate and any Equipment and Inventory located on such Real Estate. The amount of said flood insurance shall, at a minimum, comply with applicable federal regulations as required by the Flood Disaster Protection Act of 1973, as amended.

(b) The Borrower shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and lender’s loss payee (as their interest may appear) on each policy insuring the Collateral or additional insured, on any liability policy, in each case, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring that the insurer shall endeavor to give not less than thirty (30) days’ prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Borrower or any of its Subsidiaries or the owner of any Real Estate (save for non-payment of premium) for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrower when due, and, if requested by the Agent or any Lender, certificates of insurance shall be delivered to the Agent, in sufficient quantity for distribution by the Agent to each of the Lenders. If the Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans.

7.6 Insurance and Condemnation Proceeds. The Borrower shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral, whether or not covered by insurance, of any single occurrence in excess of $1,000,000. The Agent is hereby authorized to collect all insurance and condemnation proceeds (or if no Event of Default exists, proceeds in excess of $10,000,000) in respect of Collateral directly and to apply or remit them as follows: the Agent shall permit or require the Borrower to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction so long as (1) no Default or Event of Default has occurred and is continuing, and (2) the Borrower first (i) provides the Agent and the Required Lenders with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Agent and the Required Lenders and (ii) demonstrates to the reasonable satisfaction of the Agent and the Required Lenders that the funds available to it will be sufficient to complete such project in the manner provided therein. In all other circumstances, the Agent shall apply such insurance and condemnation proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.4(b).

7.7 Environmental Laws.

(a) Parent and the Borrower shall, and shall cause each of their Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. Parent and the Borrower shall, and shall cause each of their Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

(b) Without limiting the generality of the foregoing, the Borrower shall submit to the Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each material environmental compliance or liability issue. The Agent or any Lender may request copies of technical reports prepared by the Borrower and its communications with any Governmental Authority to determine whether the Borrower or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. The Borrower shall, at the Agent’s or the Required Lenders’ reasonable request and at the Borrower’s expense, (i) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

(c) The Agent and its representatives will have the right at any reasonable time to enter and visit the Real Estate and any other place where any property of the Borrower is located for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate. The Agent is under no duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by the Agent will be solely for the purposes of protecting the Agent’s Liens and preserving the Agent and the Lenders’ rights under the Loan Documents. No site visit, observation or testing by the Agent and the Lenders will result in a waiver of any default of the Borrower or impose any liability on the Agent or the Lenders. In no event will any site visit, observation or testing by the Agent be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. Neither Parent, nor the Borrower, nor any other party is entitled to rely on any site visit, observation or testing by the Agent. The Agent and the Lenders owe no duty of care to protect Parent, the Borrower or any other party against, or to inform Parent, the Borrower or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. The Agent may in its discretion disclose to Parent, the Borrower or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Agent. Parent and the Borrower understand and agree that the Agent makes no warranty or representation to either of them or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. Parent and the Borrower also understand that depending on the results of any site visit, observation or testing by the Agent and disclosed to Parent or the Borrower, it may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by Parent or the Borrower without advice or assistance from the Agent. In each instance, the Agent will give the Borrower reasonable notice before entering the Real Estate or any other place the Agent is permitted to enter under this Section 7.7(c). The Agent will make reasonable efforts to avoid interfering with the Borrower’s use of the Real Estate or any other property in exercising any rights provided hereunder.

7.8 Compliance with ERISA. Parent and the Borrower shall (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not adopt or become obligated to make contributions to any Pension Plan; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (f) not incur any liability under Title IV of ERISA with respect to any Pension Plan of an ERISA Affiliate.

7.9 Mergers, Consolidations or Sales. Except as specifically provided in the definition of “Approved Restructuring”, neither Parent, nor the Borrower, nor any of their Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any material part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (i) for sales of Inventory in the ordinary course of its business; (ii) for sales or other dispositions of Equipment in the ordinary course of business that is obsolete or no longer useable by Parent, the Borrower, or any of their Subsidiaries; (iii) sales of assets (other than Accounts or any Real Estate subject to a Mortgage) which are made for fair market value (evidenced by a resolution of the Board of Directors of Borrower set forth in an officer’s certificate delivered to Agent); provided, that, (A) at the time of any such sale, no Event of Default shall exist or would result from such sale, (B)

75% of the aggregate sales price in respect of such sale shall be paid in cash or Cash Equivalents, and (C) the proceeds of any such sale shall be either: (y) reinvested in replacement assets to be used in the ongoing operation of the business of Parent or Borrower, as applicable, or the seller of such assets (if other than the Borrower or Parent) or (z) held by the Borrower or Parent, as applicable, in the form of Cash Equivalents; (iv) Permitted Acquisitions that are consummated as a merger or consolidation; and (v) sales of Equipment in connection with sale leaseback transactions.

7.10 Distributions; Capital Change; Restricted Investments. Neither Parent, nor the Borrower, nor any of their Subsidiaries shall (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except: (a) Distributions to the Borrower by its Subsidiaries; (b) Distributions by Parent’s or the Borrower’s foreign Subsidiaries to other foreign Subsidiaries; (c) Distributions by Borrower to Parent in an amount not to exceed the payment of dividends (then due or accrued) on the Preferred Stock so long as: (i) no Event of Default shall exist or would result therefrom and (ii) such Distribution does not violate the terms relating to Restricted Payments (as defined in Exhibit F), as such terms were in existence at the time of the High Yield Notes’ initial issuance, without giving effect to any consent to such Distribution or waiver of a Default or Event of Default (as defined in Exhibit F) arising out of any such Distribution by the trustee under the Indenture (the “Indenture Distribution Terms”); (d) Distributions, not otherwise permitted hereunder, to any domestic Subsidiary by any of its Subsidiaries, so long as a Distribution of equal amount is made to the Borrower by one of its Subsidiaries within two (2) Business Days of the initial Distribution; (e) Distributions by Borrower in an amount sufficient to repurchase Capital Stock (of Parent or Borrower) from current or former officers, directors or employees of Borrower or Parents as applicable pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Parent or Borrower, as applicable under which such individuals purchase or sell, or are granted the option to purchase or sell, Capital Stock; provided, however, that (1) the aggregate amount of such repurchases shall not exceed $10,000,000 in any calendar year and (2) at the time of such repurchase, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); (f) Distributions by Parent in the form of the conversion of its convertible Debt into Capital Stock of Parent or the conversion of the Capital Stock of Parent into another class of its Capital Stock; (g) Distributions by Parent consisting of regularly scheduled payment of dividends (then due or accrued) on the Preferred Stock so long as: (i) no Event of Default shall exist or would result therefrom and (ii) such Distribution does not violate the Indenture Distribution Terms; and (h) Distributions by Parent in the form of cash payments in lieu of fractional shares in connection with any Distribution of Capital Stock permitted hereunder (“Fractional Share Payments”) and Distributions by Borrower to Parent to permit Parent to make such Fractional Share Payment; (i) Distributions by Parent or Borrower consisting of the repurchase of Capital Stock to the extent such repurchase is deemed to occur upon a cashless exercise of stock options, restricted stock units or warrants, so long as no Event of Default shall exist or would result therefrom; (j) Distributions by Parent with respect to the repurchase or redemption, and Distributions by Borrower to Parent to permit Parent to repurchase or redeem, for nominal consideration, preferred stock purchase rights issued in connection with any shareholder rights plan of Parent, so long as no Event of Default shall exist or would result therefrom; and (k) Distributions by Borrower to Parent (i) consisting of Permitted Tax Payments, or (ii) for corporate overhead expenses in an amount not to exceed the limitations set forth in the High Yield Notes or the Indenture; (ii) except as specifically provided in the definition of “Approved Restructuring,” make any change in its capital structure which could have a Material Adverse Effect; or (iii) make any Restricted Investment.

7.11 Transactions Affecting Collateral or Obligations. Neither Parent, nor the Borrower, nor any of their Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

7.12 Guaranties. Neither Parent, nor the Borrower, nor any of their Subsidiaries shall make, issue, or become liable on any Guaranty, except Guaranties of the Obligations by Parent and the Borrower’s domestic Subsidiaries in favor of the Agent.

7.13 Debt. Neither Parent, nor the Borrower, nor any of its Subsidiaries shall incur or maintain any Debt, other than: (a) the Obligations; (b) Debt described on Schedule 6.9; (c) Capital Leases of Equipment and secured Debt incurred to purchase or finance Equipment; provided, that, (i) any such Debt is not in excess of the fair market value (evidenced by a resolution of the Board of Directors of Borrower set forth in an officer’s certificate delivered to Agent) of the Equipment being leased or financed; (ii) the aggregate amount of all such Equipment Debt does not exceed 15% of Total Assets; and (iii) Liens securing the same attach only to the Equipment being leased or financed; (d) Debt incurred in the ordinary course of business by any foreign Subsidiary, so long as neither Borrower nor any Guarantor is contractually obligated directly or indirectly to repay, guarantee, or secure any portion of such Debt; (e) Debt evidencing a refunding, renewal or extension of the Debt described on Schedule 6.9 or clause (d) above; provided, that, (w) the principal amount thereof is not increased, (x) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended, (y) no Person that is not an obligor or guarantor of such Debt as of the Closing Date shall become an obligor or guarantor thereof, and (z) the terms of such refunding, renewal or extension are no less favorable to Parent or the Borrower, as applicable, the Agent or the Lenders (and in the case of any subordinated debt subordination terms no less favorable to the Agent and the Lenders) than the original Debt; (f) Debt of a Subsidiary constituting a Permitted Intercompany Advance made by the Borrower; and (g) Debt evidenced by the High Yield Notes.

7.14 Prepayment. Neither the Borrower nor any of its Subsidiaries shall voluntarily prepay any Debt, except: (a) the Obligations in accordance with the terms of this Agreement; (b) any Debt of foreign Subsidiaries may be prepaid by such foreign Subsidiary; and (c) Debt owed by Borrower but only so long as; (i) no Event of Default shall exist or would result from any such prepayment and (ii) prior to and after giving effect to such repayment the Borrower has and will have Total Liquidity of at least $250,000,000.

7.15 Transactions with Affiliates. Except as set forth below and in Schedule 7.15 neither Parent, nor the Borrower nor any of their Subsidiaries shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, (a) Parent, the Borrower and their Subsidiaries may engage in transactions with Affiliates in the ordinary course of business consistent with past practices, in amounts and upon terms (such terms to be fully disclosed to the Agent and the Lenders for material Affiliate transactions) no less favorable to Parent, the Borrower and their Subsidiaries than would be obtained in a comparable arm’s-length transaction with a third party who is not an Affiliate; (b) the Borrower may (i) enter into Permitted Intercompany Advances that are disclosed to Agent, (ii) invest in Subsidiaries in connection with any Permitted Subsidiary Formation that are disclosed to Agent, (iii) make Permitted Subsidiary Investments and Permitted Acquisitions that are disclosed to Agent, (iv) enter into any employment, indemnification or other similar agreement or employee benefit plan with any of its employees, officers or directors (and make payments pursuant thereto) in the ordinary course of business and consistent with past practice, that is not otherwise prohibited by this Agreement; provided, however, that if any such transaction set forth in (a) or (b) above involves aggregate payments or value in excess of $25,000,000, the Board of Directors of Parent or Borrower, as applicable, (including at least a majority of the disinterested members of such Board of Directors) must approve the same and certify (as evidenced by a resolution of such Board of Directors), in its good faith judgment, that it believes that such transaction complies with the requirements set forth in this Agreement with respect to the foregoing permitted transactions with Affiliates, provided, further, that if such transaction involves aggregate payments or value in excess of $50,000,000, the Borrower obtains a written opinion from an independent financial advisor to the effect that the consideration to be paid or received in connection with the such transaction is fair, from a financial point of view, to the Borrower, Parent, or any Subsidiary, as applicable.

7.16 Investment Banking and Finder’s Fees. Neither Parent, nor the Borrower, nor any of their Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter’s fee, finder’s fee, or broker’s fee to any Person in connection with this Agreement. Parent and the Borrower shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that the Borrower is obligated to pay for any such fees, and all costs and expenses (including attorneys’ fees) incurred by the Agent and/or any Lender in connection therewith.

7.17 Business Conducted. Neither Parent nor the Borrower shall, nor shall they permit any of their Subsidiaries to, engage directly or indirectly, in any line of business materially different than the businesses in which the Borrower is engaged on the Closing Date.

7.18 Liens. Neither Parent, nor the Borrower, nor any of their Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except (a) Permitted Liens, (b) Liens, if any, in effect as of the Closing Date described in Schedule 6.9 securing Debt described in Schedule 6.9, and (c) Liens on any property of foreign Subsidiaries securing Debt of such foreign Subsidiary permitted in Section 7.13(d).

7.19 Sale and Leaseback Transactions. Neither Parent, nor the Borrower, nor any of their Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for Parent, the Borrower or such Subsidiary to lease or rent property (other than Equipment) that Parent, the Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person.

7.20 New Subsidiaries. The Borrower shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on Schedule 6.5, except as specifically provided in the definition of “Approved Restructuring”. Notwithstanding the foregoing, Borrower may create a new Subsidiary if such new Subsidiary: (i) is formed to effect, or is acquired in, a Permitted Acquisition or (ii) is formed as a Permitted Subsidiary Formation, in which case within ten (10) days after such formation or acquisition, the Borrower shall:

(a) pledge the Capital Stock of such additional Subsidiary (if domestic) to the Agent;

(b) execute and deliver to the Agent stock transfer powers executed in blank with signatures guaranteed as the Agent shall request and such UCC-1 financing statements (as furnished by the Agent) in any jurisdiction in which such filing is necessary to perfect the Agent’s Liens in such Capital Stock, and deliver such other items as are reasonably requested by the Agent in connection with the foregoing pledge, including resolutions, incumbency and officers’ certificates, opinions of counsel, search reports and other certificates and documents;

(c) cause such domestic Subsidiary (if domestic) to furnish each of the following to the Agent:

(i) a Subsidiary Guaranty, or if such documents already exist, a duly executed notice and assumption agreement in form and substance acceptable to Agent, pursuant to which such Subsidiary becomes a party to the Subsidiary Guaranty (an “Additional Guarantor Assumption Agreement”);

(ii) (A) copies of the resolutions of the board of directors (or equivalent governing body) of such Subsidiary approving and authorizing the execution, delivery and performance by such Subsidiary of its Subsidiary Guaranty or the Additional Guarantor Assumption Agreement and this Agreement and any other applicable Loan Documents, certified as of the date of such Additional Guarantor Assumption Agreement (the “Additional Guarantor Accession Date”) by the Secretary or an Assistant Secretary (or other appropriate officer) of such Subsidiary; (B) a certificate of the Secretary or Assistant Secretary (or other appropriate officer) of such Subsidiary certifying the names and true signatures of the officers of such Subsidiary authorized to execute and deliver and perform, as applicable, its Additional Guarantor Assumption Agreement, this Agreement and all other Loan Documents to be delivered hereunder; (C) copies of the articles or certificate of incorporation and bylaws (or other applicable organizational documents) of such Subsidiary as in effect on the Additional Guarantor Accession Date, certified by the Secretary or Assistant Secretary (or other appropriate officer) of such Subsidiary as of the Additional Guarantor Accession Date; and (D) an opinion of counsel to such Subsidiary and addressed to the Lender, in form and substance acceptable to Agent; and

(iii) (A) such amendments to the schedules to any Loan Documents as shall be required in connection with the accession of such Subsidiary thereto; and (B) authorization to pre-file UCC-1 financing statements in any jurisdiction in which such filing is necessary for Agent to perfect its liens in the personal property assets of such Subsidiary and in which the Agent shall request that such filing be made; and

(d) have executed and delivered to the Agent such other items as reasonably requested by the Agent in connection with the foregoing, including officers’ certificates, search reports and other certificates and documents.

7.21 Fiscal Year. Neither Parent nor the Borrower shall change its Fiscal Year without providing the Agent with 60 days’ prior notice.

7.22 Intentionally Deleted.

7.23 Minimum EBITDA. On a consolidated basis, the Borrower (or, following the Approved Restructuring, Parent) shall have EBITDA on the last day of each of the fiscal quarters set forth in the table below (each such day a “determination date”), calculated for the four fiscal quarter period ending on each such determination date, of at least the amount in such table corresponding to such determination date:

Period Ending	EBITDA
12/25/2005	$225,000,000
03/26/2006	$300,000,000
07/02/2006	$375,000,000
10/01/2006	$450,000,000
12/31/2006	$500,000,000

provided, however, that compliance with such EBITDA covenant shall not be required as of any such determination date so long as Availability is above $35,000,000 at all times during the fiscal quarter immediately following such determination date. For the purpose of calculating Availability in this Section 7.23, the amount of Eligible Accounts shall be determined based on the most recent Borrowing Base Certificate received by Agent.

Minimum EBITDA levels for each fiscal quarter in any Fiscal Year commencing with Fiscal Year 2007 shall be determined by Agent, based upon the Latest Projections for such Fiscal Year delivered to Agent in accordance with Section 5.2(f). Such financial projections must credibly reflect expected performance by Borrower in each quarter of such Fiscal Year and shall otherwise be satisfactory to Agent in its reasonable credit judgment.

7.24 Intentionally Deleted.

7.25 Intentionally Deleted.

7.26 Intentionally Deleted.

7.27 Use of Proceeds. The Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

7.28 Further Assurances. Parent and the Borrower shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

7.29 Payments on AMD Asset Note, AMD Cash Note and Fujitsu Cash Note. The Borrower shall not, and shall not suffer or permit any Subsidiary to, make any payments (scheduled or otherwise) of interest or principal on the AMD Asset Note, the AMD Cash Note or the Fujitsu Cash Note other than the Permitted Affiliate Payment.

7.30 Updated Forecast. By March 31, 2006, Parent or the Borrower shall deliver to the Agent updated Latest Projections for the Fiscal Year 2006 and for any subsequent periods covered in the Latest Projections that were in the Agent’s possession on the Closing Date, unless by March 31, 2006, the Borrower has received as an equity contribution from Parent not less than $500,000,000 of the net cash proceeds from Parent’s initial public offering or other equity issuance or the issuance of the Preferred Stock.

7.31 Parent Loan Documents. Upon the completion of the Approved Restructuring, Borrower shall cause to be delivered to Agent the following (all in form and substance satisfactory to Agent):

(a) duly executed joinder agreement, pursuant to which Parent becomes a party to this Agreement;

(b) a Guaranty executed by Parent in favor of Agent and guaranteeing the Obligations;

(c) a certificate of a Responsible Officer of Parent attaching true and correct copies of the articles or certificate of incorporation and bylaws (or other applicable organizational documents) of Parent, with such certificate to certify that the attached documents are true and correct copies of such documents and that such documents are in full force and effect as of and following the Approved Restructuring;

(d) a certificate of a Responsible Officer of Parent certifying the names and true signatures of the officers of Parent authorized to execute, deliver and perform this Agreement and all other Loan Documents;

(e) such opinions of counsel for Parent and the Borrower as the Agent shall reasonably request with respect to the Approved Restructuring;

(f) revised schedules to this Agreement; and

(g) such certificates and documents as Agent may reasonably require in connection with the foregoing and its customary due diligence.

7.32 Environmental Permits. On or before November 19, 2005, Borrower shall deliver or shall cause to be delivered to Agent the Environmental Permits with respect to the FAB 25 Facility in form and substance satisfactory to Agent in its reasonable discretion.

7.33 High Yield Notes Amendment. To the extent that the High Yield Notes or the Indenture under which they are issued shall contain affirmative or negative covenants that are either (a) not present in the term sheet attached as Exhibit F, or (b) less favorable to Parent or the Borrower, as applicable, than the corresponding provision in Exhibit F, then Parent and the Borrower, as applicable, agree to enter into an amendment to this Agreement and any other relevant Loan Documents, at Agent’s request, in order to add such covenant hereto or to modify such covenant herein, as applicable, so that the corresponding covenant herein is not less favorable to the Lenders than the covenant in the High Yield Notes or such Indenture is to the holders of the High Yields Notes.

ARTICLE 8

CONDITIONS OF LENDING

8.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

(a) This Agreement and the other Loan Documents shall have been executed by each party thereto and the Borrower shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrower before or on such Closing Date.

(b) Upon making the Revolving Loans (including such Revolving Loans made to finance the Closing Fee or otherwise as reimbursement for fees, costs and expenses then payable under this Agreement) and issuing all Letters of Credit, and with all its obligations current, the Borrower shall have Availability of at least $35,000,000.

(c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

(d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on the Closing Date.

(e) The Agent and the Lenders shall have received such opinions of counsel for the Borrower and its Subsidiaries as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

(f) The Agent shall have received a Mortgage respecting the Fab 25 Facility executed by Borrower and in form and substance acceptable to the Agent;

(g) The Agent shall have received an ALTA title policy, in form and substance acceptable to the Agent, from a title insurance company acceptable to Agent, with respect to such Mortgage;

(h) The Agent shall have received such environmental reports as it may request with respect to the Real Estate, which reports shall be in form and substance satisfactory to the Agent;

(i) The Agent shall have received:

(i) acknowledgment copies of proper financing statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent’s Liens; and

(ii) duly executed UCC-3 Termination Statements, or authorizations to file the same, and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrower and its Subsidiaries except Permitted Liens.

(j) The Borrower shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

(k) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

(l) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrower and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

(m) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

(n) Without limiting the generality of the items described above, the Borrower and each Person guarantying or securing payment of the Obligations shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the “Closing Checklist” delivered by the Agent to the Borrower prior to the Closing Date.

The acceptance by the Borrower of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Borrower to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrower, dated the Closing Date, to such effect.

Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

8.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

(a) The following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and (iii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

(i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Borrower that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and

(ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

(iii) No event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect.

(b) No such Borrowing shall exceed Availability; provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders’ Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h) and (i).

ARTICLE 9

DEFAULT; REMEDIES

9.1 Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

(a) any failure by the Borrower to pay (i) when due, the principal of any of the Obligations or (ii) within three (3) days after the same becomes due, whether upon demand or otherwise, any interest or premium on any of the Obligations or any fee or other amount owing hereunder;

(b) any representation or warranty made or deemed made by Parent or the Borrower in this Agreement or by Parent, the Borrower or any of their Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by Parent, the Borrower or any of their Subsidiaries at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

(c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(l), 7.2, 7.5, 7.9-7.30, or Section 11 of the Security Agreement, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2 (other than 5.2(g) and (l)), 5.3 or 7.31 and such default shall continue for five (5) Business Days or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, any other Loan Documents, or any other agreement entered into at any time to which Parent, the Borrower or any of their Subsidiaries and the Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for thirty (30) days or more;

(d) any default shall occur with respect to the High Yield Notes or any other Debt (other than the Obligations) of Parent, the Borrower or any of their Subsidiaries in an outstanding principal amount which exceeds $25,000,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by Parent, the Borrower or any of their Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt (except to the extent that any such default has been cured or waived prior to Agent and the Lenders commencing the exercise of their rights and remedies under Section 9.2); or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

(e) Parent, the Borrower or any of their Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

(f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of Parent, the Borrower or any of their Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for Parent, the Borrower or any of their Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of Parent, the Borrower or any of their Subsidiaries;

(h) except as specifically provided in the definition of “Approved Restructuring” or in connection with a Permitted Acquisition, Parent, the Borrower or any of the Borrower’s or Parent’s material Subsidiaries shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

(i) all or any material part of the property of Parent, the Borrower or any of their Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of Parent, the Borrower or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement or the functional equivalent is in effect;

(j) any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by the Borrower or any other obligor;

(k) one or more judgments, orders, decrees or arbitration awards is entered against Parent, or the Borrower involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

(l) any loss, theft, damage or destruction of any item or items of Collateral or other property of Parent, or the Borrower or any of their Subsidiaries occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

(m) there is filed against Parent, or the Borrower or any of their Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

(n) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent’s Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

(o) an ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Parent or the Borrower under Title IV of ERISA in an amount that could reasonably be expected to result in a Material Adverse Effect;

(p) there occurs a Change of Control;

(q) there occurs an event having a Material Adverse Effect; or

(r) if the holder of any Lien on the Fab 25 Facility (without hereby implying Agent’s consent to the existence, placing, creating or permitting of any such Lien thereon) institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

9.2 Remedies.

(a) If an Event of Default exists, the Agent may, in its sole discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on Parent or the Borrower: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or the Fab 25 Facility used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, if so directed by the Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on Parent or the Borrower: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g), or 9.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrower to provide cash or Other Acceptable Collateral in an amount necessary to reimburse the Agent and the Lenders for any payments to be made by the Agent or the Lenders under all outstanding Letters of Credit and Credit Support, and any fees and expenses associated therewith; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

(b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on Parent’s or the Borrower’s premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, upon the Agent’s demand, at the Borrower’s cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, Parent and the Borrower agree that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) Business Days prior to such action to the Borrower’s address specified in or pursuant to Section 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to Parent or the Borrower. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. To the maximum extent permitted by applicable law and by any applicable contract governing the usage thereof, the Agent is hereby granted a license or other right to use, without charge, Parent’s and the Borrower’s labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and Parent’s and the Borrower’s rights under all licenses and all franchise agreements shall inure to the Agent’s benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys’ fees, and then to the Obligations. The Agent will return any excess to the Borrower and the Borrower shall remain liable for any deficiency.

(c) If an Event of Default occurs, Parent and the Borrower hereby waive all rights to notice and hearing prior to the exercise by the Agent of the Agent’s rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

ARTICLE 10

TERM AND TERMINATION

10.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent upon direction from the Required Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrower shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent’s Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

ARTICLE 11

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

11.1 Amendments and Waivers.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) Parent and the Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders, Parent and the Borrower and acknowledged by the Agent, do any of the following:

(i) increase or extend the Commitment of any Lender;

(ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(iii) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

(v) increase any of the percentages set forth in the definition of the Borrowing Base;

(vi) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

(vii) release any Guaranties of the Obligations or release Collateral other than as permitted by Section 12.11;

(viii) change the definitions of “Majority Lenders” or “Required Lenders”; or

(ix) increase the Maximum Revolver Amount or the Maximum Real Estate Loan Amount;

provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (v) and (ix) above and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(i) and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document and provided further, that Schedule 1.2 hereto (Commitments) may be amended from time to time by Agent alone to reflect assignments of Commitments in accordance herewith.

(b) If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Agent’s election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

(c) If, in connection with any proposed amendment, waiver or consent (a “Proposed Change”):

(i) requiring the consent of all Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a “Non-Consenting Lender”), or

(ii) requiring the consent of Required Lenders, the consent of Majority Lenders is obtained,

then, so long as the Agent is not a Non-Consenting Lender, at the Borrower’s request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent’s approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders’ Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

11.2 Assignments; Participations.

(a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld), and, to the extent no Event of Default then exists, after consultation with the Borrower, assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an “Assignee”) all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $10,000,000; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit E (“Assignment and Acceptance”) together with any note or notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500. The Borrower agrees to promptly execute and deliver new promissory notes and replacement promissory notes as reasonably requested by the Agent to evidence assignments of the Loans and Commitments in accordance herewith.

(b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Borrower to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan

Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a “Participant”) participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the “originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Sections 11.1(a)(i), (ii) and (iii), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

(f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

ARTICLE 12

THE AGENT

12.1 Appointment and Authorization. Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this Article 12 are solely for the benefit of the Agent and the Lenders and neither the Parent nor the Borrower shall have any rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to Section 1.2(i), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

12.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

12.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Parent, the Borrower or any of their Subsidiaries or Affiliate of the Borrower or Parent, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Parent, the Borrower or any of their Subsidiaries or Affiliates.

12.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Parent or the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

12.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of Parent, the Borrower and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 13.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

12.8 Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Parent, the Borrower and their Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Bank or its Affiliates may receive information regarding Parent, the Borrower, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of Parent, the Borrower or such Subsidiary) and acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms “Lender” and “Lenders” include the Bank in its individual capacity.

12.9 Successor Agent. The Agent may resign as Agent upon at least 30 days’ prior notice to the Lenders and the Borrower, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

12.10 Withholding Tax.

(a) If any Lender is a “foreign corporation, partnership or trust” within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

(i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

(ii) if such Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

(iii) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form FW-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender’s IRS Form W-8BEN as no longer valid.

(c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

12.11 Collateral Matters.

(a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent’s Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 7.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent’s Liens without the prior written authorization of the Lenders; provided, that, the Agent may, in its discretion, release the Agent’s Liens on Collateral valued in the aggregate not in excess of $5,000,000 during each Fiscal Year without the prior written authorization of the Lenders and the Agent may release the Agent’s Liens on Collateral valued in the aggregate not in excess of $7,500,000 during each Fiscal Year with the prior written authorization of Required Lenders. Upon request by the Agent or the Borrower at any time, the Lenders will confirm in writing the Agent’s authority to release any Agent’s Liens upon particular types or items of Collateral pursuant to this Section 12.11.

(b) Upon receipt by the Agent of any authorization required pursuant to Section 12.11(a) from the Lenders of the Agent’s authority to release Agent’s Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent’s Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

12.12 Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrower or any accounts of the Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrower, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

12.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Collateral to the Agent or in accordance with the Agent’s instructions.

12.14 Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

12.15 Settlement.

(a) (i) Each Lender’s funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

(ii) The Agent shall request settlement (“Settlement”) with the Lenders on at least a weekly basis, or on a more frequent basis at Agent’s election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the

Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (Los Angeles time) on the date of such requested Settlement (the “Settlement Date”). Each Lender (other than the Bank, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances) shall transfer the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Agent, to Agent’s account, not later than 2:00 p.m. (Los Angeles time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance. Notwithstanding anything to the contrary contained herein, in its discretion, Agent may on any Settlement Date permit Non-Ratable Loans in an aggregate principal amount not to exceed $1,000,000 to remain outstanding, while requiring Settlement of the other outstanding Non-Ratable Loans.

(iii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender’s Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank or Agent, as applicable, shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender’s Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

(iv) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

(v) Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank’s Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank’s Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

(vi) Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed Availability on any Funding Date for a Revolving Loan or Non-Ratable Loan.

(b) Lenders’ Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

(c) Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender’s Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and the Agent has transferred corresponding amount to the Borrower on the Business Day following such Funding Date that Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender’s full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender’s Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the

Borrower shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a “Defaulting Lender”) shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date. No Lender shall be responsible for any other Lender’s failure to advance such other Lenders’ Pro Rata Share of any Borrowing.

(d) Retention of Defaulting Lender’s Payments. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to the Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrower shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender”. Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

(e) Removal of Defaulting Lender. At the Borrower’s request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the Borrower shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender’s outstanding Commitments hereunder. Such sale shall be consummated promptly after Agent has arranged for a purchase by Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender’s Loans, plus accrued interest and fees, without premium or discount.

12.16 Letters of Credit; Intra-Lender Issues.

(a) Notice of Letter of Credit Balance. On each Settlement Date the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

(b) Participations in Letters of Credit.

(i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.4(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender’s Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Bank, in connection with the issuance of such Letter of Credit (including all obligations of the Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

(ii) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from the Borrower on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender’s Pro Rata Share of such payment from the Borrower. Each such payment shall be made by the Agent on the next Settlement Date.

(iii) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

(iv) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrower for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

(1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(2) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

(3) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(4) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(5) the occurrence of any Default or Event of Default; or

(6) the failure of the Borrower to satisfy the applicable conditions precedent set forth in Article 8.

(c) Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of the Borrower received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(d) Indemnification by Lenders. To the extent not reimbursed by the Borrower and without limiting the obligations of the Borrower hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrower to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrower. The agreement contained in this Section shall survive payment in full of all other Obligations.

12.17 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this

Agreement or the other Loan Documents, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Agent Advances, Non-Ratable Loans, Hedge Agreements, Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

12.18 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

(a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or on behalf of the Agent;

(b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Borrower and will rely significantly upon Parent’s and the Borrower’s books and records, as well as on representations of Parent’s and the Borrower’s personnel;

(d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

12.19 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

ARTICLE 13

MISCELLANEOUS

13.1 No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among Parent, the Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent’s and each Lender’s rights thereafter to require strict performance by Parent or the Borrower of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent’s and each Lender’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

13.2 Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

13.3 Governing Law; Choice of Forum; Service of Process.

(a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF CALIFORNIA; PROVIDED, THAT, THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES OF AMERICA LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF PARENT, THE BORROWER, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF PARENT, THE BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST PARENT, THE BORROWER OR THEIR PROPERTY IN THE COURTS OF ANY

OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c) PARENT AND THE BORROWER HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO PARENT AND THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

(d) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF EITHER PARTY HERETO BE DETERMINED BY BINDING ARBITRATION. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association (“AAA”). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e) Notwithstanding the provisions of (d) above, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or related to an obligation to the Lenders which is secured by real estate property collateral (exclusive of real estate space lease assignments). If all the parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 13.3(f).

(f) At the request of either party a controversy or claim which is not submitted to arbitration as provided and limited in Section 13.3(d) and (e) shall be determined by judicial reference. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

(g) No provision of Sections (d) through (g) shall limit the right of the Agent or the Lenders to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Agent’s option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

13.4 WAIVER OF JURY TRIAL. SUBJECT TO THE PROVISIONS OF SECTION 13.3(d) AND TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PARENT, THE BORROWER, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. PARENT, THE BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

13.5 Survival of Representations and Warranties. All of the Borrower’s and Parent’s representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

13.6 Other Security and Guaranties. The Agent, may, without notice or demand and without affecting the Borrower’s obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

13.7 Fees and Expenses. The Borrower agrees to pay to the Agent, for its benefit, on demand, all costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including attorneys’ and paralegals’ fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent’s Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Borrower’s operations by the Agent plus the Agent’s then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $850 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit, but is subject to change without notice by the Agent); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, Borrower agrees to pay to the Agent, for its benefit, on demand, all costs and expenses incurred by the Agent (including Attorney Costs) and to the other Lenders, for their benefit, on demand, all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent’s Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby, including preparations for and consultations concerning any such matters. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower’s Loan Account as Revolving Loans as described in Section 3.7.

13.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent or to the Bank:

Bank of America, N.A.
55 South Lake Avenue, Suite 900
Pasadena, California 91101
Attention: Business Capital-Account Executive
Telecopy No.: (626) 397-1273

With copies to:

Buchalter Nemer
1000 Wilshire Boulevard, 15th Floor
Los Angeles, California 90017
Attention: Robert Davidson, Esq.
Telecopy No.: (213) 896-0400

If to the Borrower:	Spansion LLC
915 DeGuigne Drive
P.O. Box 3453
Sunnyvale, California 94088
Attention: General Counsel
Telecopy No.: (408) 774-7443

With copies to:

Latham & Watkins
505 Montgomery Street, Ste. 2000
San Francisco, CA 94111
Attention: John Kenney, Esq.
Telecopy No.: (415) 395-8007

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

13.9 Waiver of Notices. Unless otherwise expressly provided herein, Parent, the Borrower, and each of them waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on Parent or the Borrower which the Agent or any Lender may elect to give shall entitle Parent or the Borrower to any or further notice or demand in the same, similar or other circumstances.

13.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by Parent or the Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

13.11 Indemnity of the Agent and the Lenders by the Borrower.

(a) The Borrower agrees to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that, the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

(b) The Borrower agrees to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the Borrower’s operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about the Borrower’s property or operations or property leased to the Borrower. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. “Hazardous substances” means any substance, material or waste that is or becomes designated or regulated as “toxic,” “hazardous,” “pollutant,” or “contaminant” or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

13.12 Limitation of Liability. NO CLAIM MAY BE MADE BY PARENT, THE BORROWER, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY

SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND PARENT, THE BORROWER AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

13.13 Final Agreement. This Agreement and the other Loan Documents are intended by Parent, the Borrower, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof except for the Fee Letter. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by Parent, the Borrower and a duly authorized officer of each of the Agent and the requisite Lenders.

13.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender, Parent and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

13.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

13.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to Parent or the Borrower, any such notice being waived by Parent or the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of Parent or the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF PARENT OR THE BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

13.17 Confidentiality.

(a) Parent and the Borrower hereby consent that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of Parent and the Borrower and a general description of Parent’s or the Borrower’s business and may use the Parent’s and Borrower’s name in advertising and other promotional material.

(b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as “confidential” or “secret” by Parent and the Borrower and provided to the Agent or such Lender by or on behalf of Parent or the Borrower, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than Parent or the Borrower, provided that such source is not bound by a confidentiality agreement with Parent or the Borrower known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent’s or such Lender’s independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which Parent or the Borrower is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates.

13.18 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

“BORROWER”

SPANSION LLC,
a Delaware limited liability company

By:	/s/ Steven J. Geiser
Name:	Steven J. Geiser
Title:	Vice President, Chief Financial Officer and Treasurer

S-1

Credit Agreement

“AGENT”

BANK OF AMERICA, N.A., as the Agent

By:	/s/ Matthew R. Van Steenhuyse
Matthew R. Van Steenhuyse
Senior Vice President

“LENDERS”

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Matthew R. Van Steenhuyse
Matthew R. Van Steenhuyse
Senior Vice President

S-2

Credit Agreement

ANNEX A

to

Credit Agreement

Definitions

1. Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the Agreement:

“Accounts” means all of the Borrower’s now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

“Account Debtor” means each Person obligated in any way on or in connection with an Account.

“ACH Transactions” means any cash management or related services including the automatic clearing house transfer of funds by the Bank for the account of the Borrower pursuant to agreement or overdrafts.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary of such Person, or (c) a merger or consolidation or any other combination with another Person.

“Adjusted Net Earnings from Operations” means, with respect to any fiscal period of a Person, such Person’s net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any other Person, substantially all the assets of which have been acquired by such Person in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any other Person in which such Person has an ownership interest unless (and only to the extent) such earnings shall actually have been received by such Person in the form of cash distributions; (e) earnings of any other Person to which assets of such Person shall have been sold, transferred or disposed of, or into which such Person shall have been merged, or which has been a party with such Person to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of such Person or from cancellation or forgiveness of Debt; and (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

Annex A

1

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

“Affiliate Guaranties” mean the Subsidiary Guaranties and that certain Continuing Guaranty, made by Parent in favor of the Agent with respect to the Obligations under this Agreement.

“Agent” has the meaning specified in the introductory paragraph of this Agreement, and includes any successor agent.

“Agent Advances” has the meaning specified in Section 1.2(i).

“Agent’s Liens” means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, Bank, and Agent pursuant to this Agreement and the other Loan Documents.

“Agent-Related Persons” means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

“Aggregate Revolver Outstandings” means, at any date of determination: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

“Agreement” means the Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

“AMD” means Advanced Micro Devices, Inc., a Delaware corporation.

“AMD Cash Note” means that certain Promissory Note dated as of June 30, 2003 made payable by the Borrower to the order of AMD in the original principal amount of $120,000,000. As of June 26, 2005, the outstanding principal balance was approximately $120,000,000.

“AMD Asset Note” means that certain Promissory Note dated as of June 30, 2003 made payable by the Borrower to the order of AMD in the original principal amount of $261, 957,114. As of June 26, 2005, the outstanding principal balance was approximately $162,000,000.

“Anniversary Date” means each anniversary of the Closing Date.

Annex A

2

“Applicable Margin” means

(i)	with respect to Base Rate Revolving Loans and all other Obligations (other than the LIBOR Rate Loans, the Unused Line Fee and the Letter of Credit Fee), 0.00%;

(ii)	with respect to LIBOR Revolving Loans, 1.50%;

(iii)	with respect to the Unused Line Fee, 0.35%; and

(iv)	with respect to the Letter of Credit Fee, 1.50%.

The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by the Borrower’s Borrowing Base Certificates and Domestic Cash Reports (and, for purposes of Level I, quarterly unaudited or annual audited (as applicable) Financial Statements), commencing with the first day of the first calendar month that occurs more than 5 days after delivery of the Borrower’s quarter-end Borrowing Base Certificate and Domestic Cash Report (and, for purposes of Level I, quarterly unaudited or annual audited (as applicable) Financial Statements) to Agent for the fiscal quarter ending March 31, 2006. Adjustments in Applicable Margins shall be determined by reference to the following grid:

Applicable Margins

Level	Total Liquidity	Base Rate Revolving Loans	LIBOR Revolving Loans	Letter of Credit Fee	Unused Line Fee
IV	$100,000,000	0.50%	2.00%	2.00%	0.30%
III	$200,000,000	0.25%	1.75%	1.75%	0.35%
II	$300,000,000	0.00%	1.50%	1.50%	0.35%
I	$400,000,000	-0.25%	1.25%	1.25%	0.35%

provided, however, that in order for the Borrower to obtain the favorable pricing set forth in Level I above (in addition to meeting the minimum threshold amount of Total Liquidity), the Borrower, or, after the Approved Restructuring, the Parent, must maintain a minimum EBITDA of not less than $500,000,000.

All adjustments in the Applicable Margins after March 31, 2006 shall be implemented quarterly on a prospective basis, for each calendar month commencing at least 5 days after the date of delivery to the Agent of the quarter-end Borrowing Base Certificate and Domestic Cash Report (and, for purposes of Level I, quarterly unaudited or annual audited (as applicable) Financial Statements) evidencing the need for an adjustment. Concurrently with the delivery of each quarter-ending Borrowing Base Certificate and Domestic Cash Report (and, for purposes of Level I, quarterly unaudited or annual audited (as applicable) Financial Statement), the Borrower shall deliver to the Agent a certificate, signed by its chief financial officer or vice president of finance (or any other officer, acceptable to Agent, having similar responsibility and authority), setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Borrowing Base Certificates and Domestic

Annex A

3

Cash Reports (and, for purposes of Level I, quarterly unaudited or annual audited (as applicable) Financial Statements) shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Borrowing Base Certificates and Domestic Cash Reports (and, for purposes of Level I, quarterly unaudited or annual audited (as applicable) Financial Statements) demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

“Approved Restructuring” has the meaning specified on Schedule A-1.

“Assignee” has the meaning specified in Section 11.2(a).

“Assignment and Acceptance” has the meaning specified in Section 11.2(a).

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent, the reasonably allocated costs and expenses of internal legal services of the Agent.

“Availability” means, at any time (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base, minus (b) Reserves other than Reserves deducted in the calculation of the Borrowing Base, minus (c) in each case, the Aggregate Revolver Outstandings.

“Bank” means Bank of America, N.A., a national banking association, or any successor entity thereto.

“Bank Products” means any one or more of the following types of services or facilities extended to the Borrower by the Bank or any affiliate of the Bank in reliance on the Bank’s agreement to indemnify such affiliate: (i) credit cards; (ii) ACH Transactions; (iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements.

“Bank Product Reserves” means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Base Rate” means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its “prime rate” (the “prime rate” being a rate set by the Bank based upon various factors including the Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

Annex A

4

“Base Rate Loans” means the Base Rate Revolving Loans.

“Base Rate Revolving Loan” means a Revolving Loan during any period in which it bears interest based on the Base Rate.

“Blocked Account Agreement” means an agreement among the Borrower, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

“Borrower” has the meaning specified in the introductory paragraph of this Agreement.

“Borrowing” means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrower or by Bank in the case of a Borrowing funded by Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

“Borrowing Base” means, at any time, an amount equal to (a) the sum of (A) eighty-five percent (85%) of the Net Amount of Eligible Accounts; plus (B) the lesser of (i) seventy-five percent (75%) of the appraised fair market value (based on a marketing period not to exceed twelve (12) months) of the Fab 25 Facility and (ii) the Maximum Real Estate Loan Amount; minus (b) Reserves from time to time established by the Agent in its reasonable credit judgment.

“Borrowing Base Certificate” means a certificate by a Responsible Officer of the Borrower, substantially in the form of Exhibit A (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

“Bridge Period” means the period of time commencing on the Closing Date and ending on the earlier of (i) the consummation of Parent’s initial public offering, and (ii) December 31, 2005.

“Business Day” means (a) any day that is not a Saturday, Sunday, or a day on which banks in Los Angeles, California or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

Annex A

5

“Capital Expenditures” means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

“Capital Lease” means any lease of property by Person which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock or other equity interests, any and all equivalent ownership interests in a Person, and any and all warrants, rights, options to purchase or other rights to acquire any of the foregoing.

“Cash Equivalents” means any of the following: (a) United States dollars or euros; (b) investments in U.S. Government obligations maturing within 365 days of the date of acquisition thereof; (c) certificates of deposit and Eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case with any domestic commercial bank or any commercial bank in a member state of the European Union, in each case, having capital and surplus in excess of $500,000,000; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper, having the highest rating obtainable from Moody’s Investor’s Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within one year after the date of acquisition; (f) money market funds at least 90 percent of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition; and (g) in the case of a Subsidiary that is not formed under the laws of, or 50 percent or more of the assets of which are located in, the United States or any jurisdiction thereof, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business.

“Change of Control” means (a) the direct or indirect acquisition by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act), or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) (in each case other than AMD or Fujitsu), of: (i) beneficial ownership of the issued and outstanding Voting Interests of the Borrower or Parent, the result of which acquisition is that such person or such group possesses in excess of 30% of the combined voting power of all then-issued and outstanding Voting Interests of the Borrower or Parent, as applicable, or (ii) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the Board of Directors of the Borrower or the Parent, as applicable; or (b) at any time prior to Parent’s initial public offering (except as specifically provided in the definition of Approved Restructuring), any decrease in AMD’s beneficial ownership (measured in percentage terms) of the issued and outstanding Voting Interests of the Borrower or the Parent, as applicable.

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“Chattel Paper” means all of the Borrower’s now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

“Clearing Bank” means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

“Closing Date” means the date of this Agreement.

“Closing Fee” has the meaning specified in Section 2.4.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the Borrower’s real and personal property and all other assets of any Person from time to time subject to Agent’s Liens securing payment or performance of the Obligations.

“Commitment” means, at any time with respect to a Lender, the principal amount set forth beside such Lender’s name under the heading “Commitment” on Schedule C-1 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and “Commitments” means, collectively, the aggregate amount of the commitments of all of the Lenders.

“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls (“PCBs”), or any constituent of any such substance or waste.

“Continuation/Conversion Date” means the date on which a Loan is converted into or continued as a LIBOR Rate Loan.

“Control Agreement” means a control agreement, in form and substance satisfactory to Agent, executed and delivered by Borrower, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Credit Support” has the meaning specified in Section 1.4(a).

“Debt” means, without duplication, all liabilities, obligations and indebtedness of a Person to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money, excluding trade payables, but including (a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on such Person’s property, even though the such Person shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book

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value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by such Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties and (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by 2 percentage points per annum.

“Defaulting Lender” has the meaning specified in Section 12.15(c).

“Deposit Account” means any deposit account (as that term is defined in the UCC).

“Designated Account” has the meaning specified in Section 1.2(c).

“Distribution” means, in respect of any Person: (a) the payment or making of any dividend or other distribution of property in respect of Capital Stock (or any options or warrants for, or other rights with respect to, such Capital Stock) of such Person, other than distributions in capital stock (or any options or warrants for such Capital Stock) of the same class; (b) the redemption or other acquisition by such Person of any Capital Stock (or any options or warrants for such Capital Stock) of such Person.

“Documents” means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by the Borrower.

“DOL” means the United States Department of Labor or any successor department or agency.

“Dollar” and “$” means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the Agreements shall be made in Dollars.

“Domestic Cash” means, as of any date of determination, the amount on such date of all Dollar-denominated cash, cash equivalents and short-term investments (each as determined in accordance with GAAP) of the Borrower and its domestic Subsidiaries (but only to the extent Agent has a perfected security interest in such Dollar-denominated cash, cash equivalents and

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short-term investments), that is in Deposit Accounts or Securities Accounts, or any combination thereof, which are maintained by a branch office of the bank or securities intermediary located within the United States and which cash, cash equivalents and short-term investments are not subject to any Liens except the Permitted Liens.

“Domestic Cash Report” means a monthly report that is prepared by the Borrower and delivered to the Agent to the Agent’s satisfaction that sets forth the Borrower’s calculations of the average daily cash balance of Domestic Cash for such month; provided, however, if such information for such period has already been provided to the Agent in other financial reports as required pursuant to Section 5.2, then such Domestic Cash Report will not be required pursuant to Section 5.2(m).

“EBITDA” means, with respect to any fiscal period of a Person, such Person’s Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expenses, Federal, state, local and foreign income taxes, depreciation and amortization.

“Eligible Accounts” means the Accounts which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Agent in its sole discretion elects, include any Account:

(a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due;

(b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect or have been breached;

(c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

(d) which represents a progress billing (as hereinafter defined) or as to which the Borrower has extended the time for payment without the consent of the Agent; for the purposes hereof, “progress billing” means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon the Borrower’s completion of any further performance under the contract or agreement;

(e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the

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making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

(f) if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) above;

(g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America or Canada (unless such Account Debtor is an Account Debtor); or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof (unless such Account Debtor is an Eligible Foreign Account Debtor); or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Agent in its discretion;

(h) owed by an Account Debtor (other than AMD) which is an Affiliate or employee of the Borrower;

(i) except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of the Agent’s Liens in such Account, or the Agent’s right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

(j) owed by an Account Debtor to which the Borrower or any of its Subsidiaries, is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

(k) owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), and any other steps necessary to perfect the Agent’s Liens therein, have been complied with to the Agent’s satisfaction with respect to such Account;

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(l) owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

(m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

(n) which is evidenced by a promissory note or other instrument or by chattel paper;

(o) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor’s financial inability to pay;

(p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

(q) which arises out of a sale not made in the ordinary course of the Borrower’s business;

(r) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

(s) owed by an Account Debtor (other than AMD or Fujitsu) which is obligated to the Borrower respecting Accounts the aggregate unpaid balance of which exceeds twenty percent (20%) of the aggregate unpaid balance of all Accounts owed to the Borrower at such time by all of the Borrower’s Account Debtors, but only to the extent of such excess;

(t) which constitute Other Affiliate Accounts (as such term is defined in the Security Agreement); and

(u) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders.

If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

“Eligible Accounts Component” means, as of any date of determination, the amount of the Borrowing Base attributable to the Net Amount of Eligible Accounts, after taking into account any Reserves applicable thereto, as each of the foregoing is determined by the Agent.

“Eligible Assignee” means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

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“Eligible Foreign Account Debtor” means an Account Debtor that does not maintain its chief executive office in the United States or Canada or is not organized under the laws of the United States or any state thereof and (i) is identified on Schedule E-1, as such Schedule may from time to time be amended by the Borrower with the written consent of the Agent, (ii) is otherwise satisfactory to the Agent in its sole discretion, (iii) whose Accounts are fully supported by one or more letters of credit acceptable to the Agent, or (iv) whose Accounts are covered by foreign credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent.

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

“Environmental Compliance Reserve” means any reserve which the Agent establishes in its reasonable discretion after prior written notice to the Borrower from time to time for amounts that are reasonably likely to be expended by the Borrower in order for the Borrower and its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to Section 7.7.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

“Environmental Lien” means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

“Equipment” means, as to any Person, such Person’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by such Person and all of such Person’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

“ERISA” means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

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“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower or Parent within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by the Borrower or Parent or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or Parent or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 9.1.

“Exchange Act” means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

“Fab 25 Facility” means the Borrower’s existing and after acquired real property and improvements at its Fab 25 integrated circuit manufacturing facility and ancillary facilities located in Austin, Texas as more fully described on Schedule F-1.

“FDIC” means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

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“Fee Letter” means that certain “fee letter”, dated as of even date herewith, between the Borrower and the Agent.

“Financial Statements” means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

“Fiscal Year” means the Borrower’s (or Parent’s) fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end on December 25, 2005.

“Fixed Assets” means the Equipment and Real Estate of the Borrower.

“Fujitsu Cash Note” means that certain Promissory Note dated as of June 30, 2003 made payable by the Borrower to the order of Fujitsu Microelectronics Holding, Inc., a Delaware corporation in the original principal amount of $40,000,000. As of June 26, 2005, the outstanding principal balance was approximately $40,000,000.

“Fujitsu Limited” means Fujitsu Limited, a company organized under the laws of Japan.

“Fujitsu Microelectronics Holdings” means Fujitsu Microelectronics Holdings, Inc., a Delaware corporation.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty” means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the “guaranteed obligations”), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

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“Guarantor” means Spansion International, any future domestic Subsidiary of Borrower, and, after the Approved Restructuring, Parent.

“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrower’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“High Yield Notes” means the unsecured notes (the “Notes”) to be issued by Borrower under an indenture governing the notes (the “Indenture”), by and among Borrower and the trustee under the Indenture (the “Trustee”), which Notes shall be issued in connection with the Approved Restructuring and shall contain substantially the same terms as set forth in Exhibit F attached hereto. Notwithstanding anything in Exhibit F to the contrary, in no event shall (x) the Notes or the Indenture have a maturity date earlier than the date that is 180 days after the Stated Termination Date, (y) the Notes be guarantied by any of the Borrower’s Subsidiaries, or (z) the aggregate total principal amount of Notes issued exceed $600,000,000.

“Interest Period” means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, or three or six months thereafter as selected by the Borrower in its Notice of Borrowing, in the form attached hereto as Exhibit C, or Notice of Continuation/Conversion, in the form attached hereto as Exhibit D, provided that:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Stated Termination Date.

“Interest Rate” means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

“Inventory” means, as to any Person, such Person’s now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in such Person’s business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

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“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

“Latest Projections” means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 5.2(f), the projections of the Borrower’s, and following the Approved Restructuring, Parent’s financial condition, results of operations, and cash flows, for the period commencing on September 25, 2005 and ending on December 30, 2007 and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(f).

“Lender” and “Lenders” have the meanings specified in the introductory paragraph of this Agreement and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender’s Pro Rata Share.

“Letter of Credit” has the meaning specified in Section 1.4(a).

“Letter of Credit Fee” has the meaning specified in Section 2.6.

“Letter of Credit Issuer” means the Bank, any affiliate of the Bank or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

“Letter of Credit Subfacility” means $25,000,000.

“LIBOR Interest Payment Date” means, with respect to a LIBOR Rate Loan, the Termination Date and the last day of each Interest Period applicable to such Loan or, with respect to each Interest Period of greater than three months in duration, the last day of the third month of such Interest Period and the last day of such Interest Period.

“LIBOR Rate” means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

LIBOR Rate	=	Offshore Base Rate
Eurodollar Reserve Percentage

Where,

“Offshore Base Rate” means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior

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to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank’s London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Offshore Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“LIBOR Rate Loans” means the LIBOR Revolving Loans.

“LIBOR Revolving Loan” means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

“Lien” means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

“Loan Account” means the loan account of the Borrower, which account shall be maintained by the Agent.

“Loan Documents” means this Agreement, the Security Agreement, the Fee Letter, the Mortgages, Affiliate Guaranties, the Stock Pledge Agreement, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

“Loans” means, collectively, all loans and advances provided for in Article 1.

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“Majority Lenders” means at any date of determination Lenders whose Pro Rata Shares aggregate more than 50%.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of Parent, the Borrower, or the Collateral; (b) a material impairment of the ability of Parent, the Borrower or any of their material domestic Subsidiaries to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Parent, the Borrower, or any of their material domestic Subsidiaries of any Loan Document to which it is a party.

“Maximum Real Estate Loan Amount” means (a) $75,000,000, reducing on the first day of each month commencing on November 1, 2005 by an amount equal to $900,000; minus, (b) the Real Estate Availability Block.

“Maximum Revolver Amount” means $175,000,000.

“Minimum Total Liquidity” means Total Liquidity of at least: (i) solely during the Bridge Period, $50,000,000 or (ii) at all times thereafter, $200,000,000.

“Mortgages” means and includes any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by the Borrower to or for the benefit of the Agent by which the Agent, on behalf of the Lenders, acquires a Lien on the Real Estate or a collateral assignment of the Borrower’s interest under leases of Real Estate, and all amendments, modifications and supplements thereto.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower, Parent, or any ERISA Affiliate.

“Net Amount of Eligible Accounts” means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

“Net Proceeds” has the meaning specified in Section 3.4(b).

“Non-Ratable Loan” and “Non-Ratable Loans” have the meanings specified in Section 1.2(h).

“Notice of Borrowing” has the meaning specified in Section 1.2(b).

“Notice of Continuation/Conversion” has the meaning specified in Section 2.2(b).

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“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrower to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to the Borrower hereunder or under any of the other Loan Documents. “Obligations” includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

“Other Acceptable Collateral” has the meaning specified in Section 1.4.

“Other Taxes” means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

“Parent” has the meaning specified in the introductory paragraph to this Agreement.

“Participant” means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Payment Account” means each bank account established pursuant to the Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Agent or the Borrower, as the Agent may determine, on terms acceptable to the Agent.

“PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

“Pending Revolving Loans” means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Acquisition” means any Acquisition that conforms to the following requirements: (i) the assets, Person, division or line of business to be acquired is primarily in a substantially similar or ancillary line of business as the Borrower, (ii) all transactions related to such Acquisition shall be consummated in accordance with applicable Requirements of Law, (iii) such

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Acquisition shall be non-hostile in nature, (iv) the prior, effective written consent or approval of such Acquisition by the board of directors or equivalent governing body or management having the appropriate level of authority of the acquiree is obtained, (v) with respect to any such Acquisition that is a merger or consolidation affecting the Borrower or a Guarantor, such Person shall be the surviving entity, and (vi) immediately after giving effect to such Acquisition: (A) no Default or Event of Default exists or would result therefrom, and, for purposes of this clause, the Borrower shall deliver to Agent a certificate, signed by a Responsible Officer of the Borrower, demonstrating that the Borrower or Parent, as applicable, will continue to be in compliance with its financial covenants hereunder on a pro forma basis, taking such Acquisition into account, (B) 100% of the capital stock of any acquired or newly formed corporation, partnership, limited liability company or other business entity or, as the case may be, the assets, division or line of business acquired, is owned directly by the Borrower, (C) all actions required to be taken with respect to any such acquired or newly formed Subsidiary under Section 7.20 shall have been taken, (D) the Borrower would have Minimum Total Liquidity after giving effect to any such Acquisition, and (E) with respect to Acquisitions taking place during the Bridge Period, such Acquisition would not cause Permitted Transaction Expenses to exceed $50,000,000.

“Permitted Affiliate Payment” means the repayment of any portion of the obligations owing under the Fujitsu Cash Note, the AMD Cash Note, and the AMD Asset Note but only so long as prior to and after giving effect to such repayment the Borrower has and will have Total Liquidity of at least $250,000,000.

“Permitted Intercompany Advance” means a loan or advance, evidenced by a note, by the Borrower to one or more if its Subsidiaries or other Affiliates, a repayment by the Borrower of a loan or advance previously made by one or more of the Borrower’s Subsidiaries or other Affiliates to the Borrower, or the establishment by the Borrower in the ordinary course of its business of a letter of credit or guaranty as credit support for the obligations of any of the Borrower’s Subsidiaries or other Affiliates (each an “Intercompany Advance”), so long as at the time of such Intercompany Advance (and after taking such Intercompany Advance into account) (a) no Default or Event of Default would then exist, (b) Borrower has Minimum Total Liquidity, and (c) with respect to Intercompany Advances taking place during the Bridge Period, such Intercompany Advance would not cause Permitted Transaction Expenses to exceed $50,000,000.

“Permitted Liens” means:

(a) Liens for taxes not delinquent;

(b) Statutory Liens for taxes in an amount not to exceed $500,000; provided, that, the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on Borrower’s or Parent’s, as applicable, books and records and a stay of enforcement of any such Lien is in effect;

(c) Liens to secure Debt under Capital Leases, provided, that, any such Lien may not extend to any Property of the Borrower, other than the Property acquired, constructed or leased with the proceeds of any such Debt and any improvements or accessions to such Property;

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(d) Liens on Property existing at the time such Property was acquired in a transaction permitted under this Agreement; provided, however, that any such Lien may not extend to any other Property of the Borrower and that such Liens shall not have been incurred in anticipation of or in connection with the transaction pursuant to which such Property was acquired by the Borrower;

(e) the renewal, extension or replacement of any Lien that was, at the time such Lien was incurred or assumed, permitted hereunder; provided, that, (i) any such renewal, extension or replacement Lien encumbers the same Property as the Lien being renewed, extended or replaced and shall not extend to any additional Property not encumbered by the prior Lien and (ii) the Debt secured by such renewal, extension or replacement Lien is then permitted hereunder.

(f) the Agent’s Liens;

(g) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

(h) inchoate liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons; provided, that, if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $500,000 in the aggregate;

(i) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided, that, they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the Borrower’s business;

(j) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

(k) Liens on specific tangible assets where such assets are acquired in Permitted Acquisitions after the Closing Date; provided, that, (A) any such Lien existed at the time of the Permitted Acquisition and was not created in anticipation thereof, (B) any such Lien does not by its terms cover any assets after the time of the Permitted Acquisition which were not covered immediately prior thereto, and (C) any such Lien does not by its terms secure any Debt other than Debt existing immediately prior to the time of the Permitted Acquisition; and

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(l) Liens securing Debt permitted under Section 7.13(c).

“Permitted Subsidiary Formation” means the creation of a new Subsidiary by the Borrower for which the Borrower may provide initial capital so long as, (a) at the time of the formation and capitalization of such Subsidiary, no Default or Event of Default exists or would result therefrom; and (b) all of the conditions set forth in Section 7.20 have been met.

“Permitted Subsidiary Investment” means an Investment by Borrower in the capital of any Subsidiary (“Subsidiary Investment”) so long as: (a) such Subsidiary Investment is made for the purpose of funding the operating expenses of, or the purchase of Equipment for, such Subsidiary; (b) the amount of such Subsidiary Investment made during any one year period will not exceed the amount of projected operating expenses and Equipment purchase expenditures during the year the Subsidiary Investment is made; (c) Borrower has Minimum Total Liquidity after giving effect to such Subsidiary Investment, and (d) with respect to Subsidiary Investments taking place during the Bridge Period, such Subsidiary Investment would not cause Permitted Transaction Expenses to exceed $50,000,000 after giving effect to such Subsidiary Investment.

“Permitted Tax Payment” means the payment of any dividend or distribution to Parent in an amount not to exceed the then maximum federal, state and local income tax liabilities arising from income of the Borrower and attributable to Parent. Each tax distribution shall be calculated and distributed so that Parent shall receive a tax distribution sufficient to pay the income taxes required to be paid (after giving effect to any income tax credits, losses carried forward, or similar reductions to income taxes due) in respect of the relevant period.

“Permitted Transactions Expenses” means, as of the date of measurement, the aggregate Dollar value of cash and other assets (excluding Capital Stock of Parent) expended by, or committed to be expended by, Borrower or its Subsidiaries, from the Closing Date through the measurement date, in respect of Permitted Acquisitions, Permitted Intercompany Advances, Permitted Joint Ventures (as defined within the definition of “Restricted Investments”), Other Permitted Investments (as defined within the definition of “Restricted Investments”), and Permitted Subsidiary Investments.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

“Plan” means an employee benefit pension plan (as defined in Section 3(2) of ERISA) which the Borrower or Parent sponsors or maintains or to which the Borrower or Parent makes, is making, or is obligated to make contributions and includes any Pension Plan.

“Preferred Stock” means, the shares of Mandatory Convertible Preferred Stock (the “MCP Shares”) to be issued by the Parent pursuant to an underwritten public offering in connection with the Approved Restructuring and subject to substantially the same terms as set forth in Exhibit G attached hereto.

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“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

“Pro Rata Share” means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Commitment and the denominator of which is the sum of the amounts of all of the Lenders’ Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender’s participation in Non-Ratable Loans and Agent Advances.

“Real Estate” means all of the Borrower’s now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Borrower’s now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

“Real Estate Availability Block” means (a) prior to either (i) the Agent’s receipt of acceptable subordination agreements with AMD (with respect to the AMD Cash Note and AMD Asset Note) and Fujitsu (with respect to the Fujitsu Cash Note), each in form and substance acceptable to Agent, including such terms as a moratorium on any interest and principal payments made thereunder until the Obligations have been repaid in full (the “Acceptable Subordination”); or (ii) the Borrower has received as an equity contribution from Parent not less than $500,000,000 from the net cash proceeds from Parent’s initial public offering or other equity issuance or the issuance of the Preferred Stock (the “Capital Infusion”), an amount equal to $35,000,000 (commencing on the Closing Date and ending on December 31, 2005), or $75,000,000 (commencing on December 31, 2005 and continuing thereafter); and (b) after the occurrence of either the Acceptable Subordination or the Capital Infusion, an amount equal to $0.

“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

“Reportable Event” means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.

“Required Lenders” means at any time Lenders whose Pro Rata Shares aggregate more than 66-2/3%.

“Requirement of Law” means, as to any Person, (a) any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case

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applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject; and (b) any covenant, condition or restriction applicable to any Real Estate owned or leased by such Person, or ownership, leasing, use or occupancy thereof.

“Reserves” means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts, established by Agent from time to time in Agent’s reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Agent’s credit judgment: (a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest on the Obligations, (c) Environmental Compliance Reserves, and (d) a reserve for dilution.

“Responsible Officer” means the chief executive officer, the chief financial officer, the president, treasurer or controller of Parent or the Borrower, as applicable, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer, the treasurer or controller of Parent or the Borrower, as applicable, or any other officer having substantially the same authority and responsibility.

“Restricted Investment” means, as to the any Person, any acquisition of property by such Person in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription (collectively, “Investments”), except the following: (a) Cash Equivalents; (b) ordinary course receivables owing to the Borrower or a Subsidiary by unaffiliated Persons; (c) payroll, travel and similar advances to cover matters that are made in the ordinary course of business; (d) loans and advances to employees (other than payroll, travel and similar advances to cover matters that are made in the ordinary course of business) made in the ordinary course of business consistent with past practices; provided, that, such loans and advances do not exceed $2,500,000 in the aggregate at any one time outstanding; (e) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or a Subsidiary or in satisfaction of judgments so long as Agent has a security interest in such Investments perfected in a manner satisfactory to Agent in its sole discretion; (f) Investments representing the non-cash portion of the consideration received in connection with an asset sale consummated in compliance with Section 7.9, so long as Agent has a security interest in such Investments perfected in a manner satisfactory to Agent in its sole discretion; (g) Investments in joint ventures that do not exceed 15% of Total Assets in the aggregate outstanding at any one time so long as: (y) Borrower would have Minimum Total Liquidity after giving effect to any such joint venture Investment and (z) with respect to such Investments taking place during the Bridge Period, such joint venture Investment would not cause Permitted Transaction Expenses to exceed $50,000,000 (“Permitted Joint Ventures”); (h) Investments represented by Hedge Agreements; (i) other Investments made for fair market value but only so long as (1) no Event of Default exists at the time such Investment is made, (2) Agent has a security interest in such Investment perfected in a manner satisfactory to Agent in its sole discretion, (3) Borrower would have Minimum Total Liquidity after giving effect to any such Investment, and (4) with respect to such other Investments taking place during the Bridge Period, such other Investment would not cause Permitted Transaction Expenses to exceed $50,000,000

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(“Other Permitted Investments”); (j) acquisitions of Equipment, Inventory or other goods by Borrower or any of its Subsidiaries, in the ordinary course of such Person’s business, (k) acquisitions of intellectual property (including the acquisition of intellectual property pursuant to license agreements) by Borrower or any of its Subsidiaries, in the ordinary course of such Person’s business; (l) Permitted Acquisitions; (m) Permitted Intercompany Advances; and (n) Permitted Subsidiary Investments.

“Revolving Loans” has the meaning specified in Section 1.2 and includes each Agent Advance and Non-Ratable Loan.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Securities Account” means a securities account (as that term is defined in the UCC).

“Security Agreement” means the Security Agreement of even date herewith among Borrower and Agent for the benefit of Agent and other Lenders.

“Settlement” and “Settlement Date” have the meanings specified in Section 12.15(a)(ii).

“Solvent” means, when used with respect to any Person, that at the time of determination:

(a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

(b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

(c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

(d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spansion Inc.” means Spansion, Inc., a Delaware corporation.

“Spansion International” means Spansion International, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

“Stated Termination Date” means September 19, 2010.

“Stock Pledge Agreement” means that certain Stock Pledge, dated of even date herewith, by and between Borrower and Agent pledging the outstanding Capital Stock of Spansion International to

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Agent as collateral for the Obligations and any future Stock Pledges by and between Borrower and Agent pledging the outstanding Capital Stock of any other domestic Subsidiary to Agent as collateral for the Obligations.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrower.

“Subsidiary Guaranty” means the Guaranty from each domestic Subsidiary of the Borrower in favor of the Agent with respect to the Obligations under this Agreement.

“Taxes” means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent’s or each Lender’s net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

“Termination Date” means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrower pursuant to Section 3.2 or by the Required Lenders pursuant to Section 9.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

“Total Assets” means, with respect to any date of determination, the Borrower’s total consolidated assets shown on its consolidated balance sheet in accordance with GAAP on the last day of the fiscal quarter prior to the date of determination.

“Total Facility” has the meaning specified in Section 1.1.

“Total Liquidity” means, as of any date of measurement, the sum of (i) Availability, plus (ii) Domestic Cash, as calculated by Agent based on the Borrowing Base Certificate, Domestic Cash Report and Borrower’s financial statement delivered to Agent pursuant to Section 5.2.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of California or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

“Unused Letter of Credit Subfacility” means an amount equal to $25,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

“Unused Line Fee” has the meaning specified in Section 2.5.

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“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof generally to vote on the election of members of the board of directors or comparable body of such Person.

2. Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

3. Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

(c) (i) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii) The term “including” is not limiting and means “including without limitation.”

(iii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(iv) The word “or” is not exclusive.

(d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

(f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g) For purposes of Section 9.1, a breach of a financial covenant contained in Section 7.23 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

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(h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in their preparation.

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Schedule C-1

1